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EXHIBIT 1

Granite Real Estate Investment Trust

Annual Information Form

March 5, 2014

i

 GENERAL MATTERS

        Granite Real Estate Investment Trust ("Granite REIT") and Granite REIT Inc. ("Granite GP") are the reporting issuer successors to Granite Real Estate Inc. ("Granite Co."), which completed a conversion from a corporate structure to a "stapled unit" real estate investment trust structure pursuant to a plan of arrangement under the Business Corporations Act (Québec) on January 3, 2013 (the "2013 Arrangement"). Under the 2013 Arrangement, the holders of common shares of Granite Co. exchanged their common shares, in a series of steps, for stapled units ("Stapled Units"), each consisting of one trust unit of Granite REIT (each a "REIT Unit") and one common share of Granite GP (each a "GP Share"), on a one-for-one basis. The Stapled Units are listed on the Toronto Stock Exchange (the "TSX") under the symbol "GRT.UN" and on the New York Stock Exchange (the "NYSE") under the symbol "GRP.U." Immediately after completion of the 2013 Arrangement, Granite REIT and Granite GP, through Granite REIT Holdings Limited Partnership ("Granite LP") and its subsidiaries, owned, directly and indirectly, all the shares of the (reorganized) Granite Co. and all of the subsidiaries, business and assets previously held by Granite Co.

        This annual information form ("Annual Information Form" or "AIF") contains information about both Granite REIT and Granite GP, and financial information of Granite REIT and Granite GP is presented on a combined bases as permitted under exemptions granted by applicable Canadian securities regulatory authorities. Accordingly, throughout this Annual Information Form, unless otherwise specified or the context otherwise indicates, "we", "us", "our" and "Granite" refer to the combined Granite REIT and Granite GP and their subsidiaries and investees and, for periods prior to implementation of the 2013 Arrangement on January 3, 2013, their predecessor Granite Co. and its predecessors and subsidiaries.

        When we use the term "annualized lease payments" or "ALP" in this Annual Information Form, we mean, for any fiscal year, the total annual rent payable to Granite if the lease payments as at the last day of such fiscal year were in place for the entire fiscal year or for a period which is less than a year if non-renewal or termination notices have been provided or the disposal of a property is anticipated. Accordingly, any revenue changes from future contractual rent adjustments, renewal and re-leasing activities or expansion and improvement projects to be completed are not reflected in annualized lease payments as at December 31, 2013. In determining ALP, rents denominated in foreign currencies are converted to Canadian dollars based on exchange rates in effect as at the last day of the reporting period. These amounts do not conform to revenue recognition policies under International Financial Reporting Standards.

        In this Annual Information Form, we refer to Canadian dollars as "dollars", "$" or "Cdn.$", United States dollars as "U.S.$" or "U.S. dollars" and euros as "EUR". We publish our financial statements in Canadian dollars.

        When we use the term "Magna", unless indicated otherwise, we are referring to Magna International Inc., its operating divisions and subsidiaries and other controlled entities. References herein to leases with Magna include leases with operating subsidiaries of Magna International Inc., and when we refer to the tenant at certain of our properties being Magna, we are referring to Magna International Inc. or one of its operating subsidiaries.

        When we use the term "capital" in the context of the proportionate amount invested in Magna or in the calculation of a leverage ratio, we define capital as the carrying value of Granite's investment properties as reported on its combined balance sheet.

        When we use the term "leverage", unless otherwise noted, we define leverage as total debt divided by total capital as defined above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Annual Information Form and the documents incorporated by reference herein contain statements that, to the extent they are not recitations of historical fact, constitute "forward-looking statements" or "forward looking information" within the meaning of applicable securities legislation, including the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation. Forward-looking statements and forward-looking information may include, among others, statements regarding Granite's future plans, goals, strategies, intentions, beliefs, estimates, costs, objectives, capital structure, cost of capital, tenant base, tax consequences, economic performance or expectations, or the assumptions underlying any of the foregoing. In particular, this Annual Information Form contains forward-looking statements and forward-looking information regarding Granite's relationships with its tenants, the expansion and diversification of Granite's real estate portfolio and expected increases in leverage. Words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate", "seek" and similar expressions are used to identify forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information should not be read as guarantees of future events, performance or results and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Undue reliance should not be placed on such statements. There can also be no assurance that intended developments in Granite's relationships with its tenants, the expansion and diversification of Granite's real estate portfolio and the expected increases in leverage can be achieved in a timely manner, with the expected impact or at all. Forward-looking statements and forward-looking information are based on information available at the time and/or management's good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances, and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Granite's control, that could cause actual events or results to differ materially from such forward-looking statements and forward-looking information. Important factors that could cause such differences include, but are not limited to: the risk of changes to tax or other laws that may adversely affect Granite REIT's mutual fund trust status under the Income Tax Act (Canada) (the "Tax Act") or the effective tax rate in other jurisdictions in which Granite operates; economic, market and competitive conditions and other risks that may adversely affect Granite's ability to achieve desired developments in its relationships with its tenants, expand and diversify its real estate portfolio and increase its leverage; and the risks set forth in this Annual Information Form in the "Risk Factors" section, which investors are strongly advised to review. The "Risk Factors" section also contains information about the material factors or assumptions underlying such forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information speak only as of the date the statements were made and unless otherwise required by applicable securities laws, Granite expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements contained in this Annual Information Form to reflect subsequent information, events or circumstances or otherwise.

GRANITE — CORPORATE STRUCTURE

        Granite's business is carried on directly and indirectly by Granite LP, all of the partnership units of which are owned by Granite REIT and Granite GP.

Granite REIT

        Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to an amended and restated declaration of trust (the "Declaration of Trust") dated January 3, 2013. Although it is intended that Granite REIT qualify as a "mutual fund trust" pursuant to the Tax Act, Granite REIT is not a mutual fund under applicable securities laws. The principal office and centre of administration of Granite REIT is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1.

Granite GP

        Granite GP was incorporated on September 28, 2012 under the Business Corporations Act (British Columbia) (the "BCBCA"). On January 4, 2013, the Articles of Granite GP were altered to remove a class of non-voting shares that had been used for certain steps of the 2013 Arrangement. The head office of Granite GP is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1 and the registered office of Granite GP is Suite 2600, Three Bentall Centre, 595 Burrard Street P.O. Box 49314, Vancouver, British Columbia, V7X 1L3.

Organizational Structure and Subsidiaries

        The following chart summarizes Granite's structure.

        Granite LP's material subsidiaries and their respective jurisdictions of incorporation or formation are listed below. Parent/subsidiary relationships are identified by indentation. The percentages of the votes attaching to all voting securities beneficially owned by Granite LP or over which Granite exercises control or direction, directly or indirectly, are also indicated. Subsidiaries not listed individually each represent less than 10% of Granite's total 2013 combined revenues and total combined assets as at December 31, 2013 and, in the aggregate, represent less than 20% of Granite's total 2013 combined revenues and total combined assets as at December 31, 2013. Granite LP's percentage voting interest is equivalent to its economic interest in each subsidiary listed below. The voting securities of each subsidiary are held in the form of common shares or, in the case of limited partnerships and their foreign equivalents, share quotas or partnership interests.

	Ownership of Voting Securities	Jurisdiction of Incorporation or Formation
Granite Canadian Realty LP	100%	Ontario
Granite US Master LP	100%	Delaware
Granite US Holdco LP	100%	Delaware
Granite REIT America Inc.	100%	Delaware
Granite Real Estate Inc.	100%	Quebec
MI Developments de Mexico, S.A. de C.V.	100%	Mexico
Granite Austria GmbH	100%	Austria
Granite Thondorf RE GmbH & Co KG	100%	Austria
Granite Austria GmbH & Co KG	100%	Austria
Magna Vierte Beteiligungs-GmbH	99.74%	Germany
Granite Germany Real Estate GmbH & Co. KG	99.74%	Germany

 GENERAL DEVELOPMENT OF THE BUSINESS

Three-Year History

2011

On June 30, 2011, Granite Co., the predecessor of Granite REIT and Granite GP, completed a court-approved plan of arrangement (the "2011 Arrangement") under the Business Corporations Act (Ontario), which eliminated Granite Co.'s dual class share capital structure through which Mr. Frank Stronach and his family (the "Stronach Shareholder") had previously controlled Granite Co. Immediately following the completion of the 2011 Arrangement, an entirely new board of directors, elected as post-closing directors at Granite Co.'s annual general and special meeting of shareholders on March 29, 2011, commenced their term of office.

On October 25, 2011, Granite Co. announced that it had completed a strategic review process and that the board of directors had unanimously approved a strategic plan encompassing five major elements and objectives:

	1.	Convert Granite Co. from a Canadian corporation to a real estate investment trust.
	2.	Increase Granite Co.'s quarterly dividend to U.S.$0.50 per share to reflect a targeted annualized dividend of U.S.$2.00 per share.
	3.	Fortify Granite Co.'s relationship with Magna by selectively investing in Granite Co. properties and opportunistically growing with Magna in new strategic locations.
4.

Diversify by significantly increasing the lease revenue derived from new industrial tenants and reducing the proportion of capital invested in Magna properties to less than 50% within approximately three years.

	5.	Increase leverage to 40% to 50% of total capital.
Co-incident with the October 25, 2011 strategic plan announcement, the Board implemented the second component of the plan, increasing Granite Co.'s quarterly dividend to U.S.$0.50 per share.
For the year ended December 31, 2011, Granite:
	(i)	renewed or extended 5 leases, representing an aggregate of approximately 370,000 square feet, with annualized lease payments of approximately $1.9 million; and
(ii)

incurred capital expenditures totalling $48.2 million in the completion of ten expansion projects for a total of $38.8 million and one improvement project for a total of $0.2 million, and the partial completion of three additional projects. The ten expansion projects contributed an aggregate of approximately 469,000 square feet of leasable area.

2012

On June 13, 2012, Granite Co. changed its name from MI Developments Inc. to Granite Real Estate Inc. On September 25, 2012, Granite Co. was continued from under the Business Corporations Act (Ontario) to under the Business Corporations Act (Québec), as previously approved by its shareholders.

On November 15, 2012, Granite Co.'s shareholders approved the 2013 Arrangement and on November 20, 2012, the Superior Court of Québec approved the 2013 Arrangement.

For the year ended December 31, 2012, Granite:
(i) renewed or extended 16 leases, representing an aggregate of approximately 2.4 million square feet, with annualized lease payments of approximately $10 million; and
(ii)

incurred capital expenditures totalling $33.6 million in the completion of three expansion projects for a total of $22.3 million and seven improvement projects for a total of $6.2 million, and the partial completion of five additional projects. The three expansion projects contributed an aggregate of approximately 264,000 square feet of leasable area.

2013	On January 3, 2013, Granite Co. completed the 2013 Arrangement. On January 4, 2013, the Stapled Units began trading on the TSX under the symbol "GRT.UN" and on the NYSE under the symbol "GRP.U".
On February 1, 2013, Granite established a new unsecured revolving credit facility in the amount of $175 million. See "Credit Facility and Indebtedness — Credit Facility".

In February 2013, Granite commenced monthly distributions of $0.175 per Stapled Unit, to reflect a targeted annualized distribution of $2.10 per Stapled Unit. This reflected an increase from the previously targeted annualized dividend of $2.00 per Stapled Unit.

On October 2, 2013, Granite LP issued at par $200 million of 4.613% Series 1 senior debentures ("2018 Debentures") due October 2, 2018. On October 7, 2013, Granite entered into a cross currency interest rate swap to exchange the $200 million proceeds and related 4.613% interest payments from the 2018 Debentures to euro 142 million and euro denominated interest payments at a 3.56% interest rate. See "Credit Facility and Indebtedness — Other Unsecured Indebtedness".

For the year ended December 31, 2013, Granite:
(i) renewed, extended or entered into 21 leases, representing an aggregate of approximately 4.8 million square feet, with annualized lease payments of approximately $25.5 million;
(ii)

acquired 12 income properties and two development properties with an aggregate purchase price to Granite of $284 million, representing $23.4 million in new annualized lease payments and 21 new tenants, with such properties being located in the United States, Germany and the Netherlands; and

(iii) sold four properties for net proceeds in aggregate of $16.8 million, with such properties being located in Canada, the United States, Poland and the United Kingdom.
See "Business Overview — Property Types".

On December 17, 2013, Granite REIT announced an increase to its monthly distribution policy to $0.183 per Stapled Unit, up from $0.175 per Stapled Unit, to reflect a targeted annualized distribution of Cdn.$2.20 per Stapled Unit. This reflected an increase from the previously targeted annualized distribution of $2.10 per Stapled Unit.

 BUSINESS OVERVIEW

        Granite is engaged in the ownership and management of predominantly industrial, warehouse and logistics properties in North America and Europe. As at December 31, 2013, Granite's real estate portfolio includes 112 income-producing properties representing approximately 32 million square feet of leasable area with a fair value of approximately $2.3 billion.

        Granite provides holders of REIT Units ("REIT Unitholders") with stable cash flow generated by revenue it derives from the ownership of and investment in income-producing real estate properties. It strives to maximize long term unit value through active management of its portfolio, the acquisition of additional income-producing properties, selected sales of properties and the development and construction of projects and properties which enhance the quality, diversification and value of its real estate portfolio.

        One of Granite's three remaining objectives from its 2011 strategic plan is to reduce the proportion of total capital invested in Magna-tenanted properties to less than 50% and thereby increase the percentage of lease revenue earned from non-Magna tenants. In 2013, Granite successfully executed key components of its diversification strategy: new acquisitions, selected dispositions, asset repositioning and selected development. While realization of the targeted diversification outcome may take longer than the originally estimated three years, Granite continues to pursue that outcome. It has reduced the proportion of total capital invested in Magna-tenanted properties from 95% on December 31, 2011 to 82% and the Magna tenant concentration from 97% on December 31, 2011 to 85%, based on annualized lease payments. See "Profile of Our Real Estate Portfolio — Historical Growth of Our Real Estate Portfolio". As discussed under "— Improvement and Expansion Projects", Granite is also selectively investing in Magna properties, which is another of the remaining objectives from the 2011 strategic plan. The third of Granite's remaining objectives from the 2011 strategic plan is to increase its leverage to a range of 40% to 50% of Granite's total capital. As at December 31, 2013, Granite's leverage was 24% of total capital, up from 14% of total capital as at January 1, 2012.

Geographic Breakdown

        Granite's properties are located in nine countries: Canada, the United States, Mexico, Austria, Germany, the Netherlands, the Czech Republic, the United Kingdom and Spain. The lease payments are primarily denominated in three currencies: the euro, the Canadian dollar and the U.S. dollar. The following charts show the geographic breakdown of Granite's income-producing properties by number and approximate square footage.

Geographic Breakdown

        The following table shows the geographic breakdown of Granite's income-producing properties by fair value as at December 31, 2013.

Real Estate Assets

Location	Income-Producing Property Portfolio Fair Value
(in millions)
North America
Canada	$701.1
U.S.	$425.2
Mexico	$111.7
Europe
Austria	$674.6
Germany	$276.2
The Netherlands	$101.5
Other	$35.3

Total	$2,325.6

Property Types

        Granite's income-producing properties can be categorized generally as (i) multi-purpose facilities, which are tenantable by a wide variety of potential users, or (ii) special purpose facilities.

        The chart below illustrates the division of Granite's income-producing properties between multi-purpose facilities and special purpose facilities as at December 31, 2013.

Multi-Purpose vs. Special Purpose Income-Producing Facilities
by Annualized Lease Payments (ALP)

Tenant Base

        As at December 31, 2013, Magna, a diversified global automotive supplier, was the tenant at 82 of Granite's 112 income-producing properties and lease payments under those leases represented approximately 85% of Granite's annualized lease payments. See "— Business and Operations of Magna, Our Principal Tenant".

        As a result of its acquisition strategy, Granite has a growing list of other tenants that currently includes: ALSO Actebis, Cardinal Health, DB Schenker, Dole, HH Gregg, Kate Spade and Company (formerly known as Fifth & Pacific Companies Inc.), Kuhne + Nagel, Meyer & Meyer, Peer 1 Networks, Ricoh, Sears, Siemens Canada, Tchibo and Van Uden Logistic.

        Granite believes that its existing portfolio of Magna-tenanted properties provides a level of stability for its business. Granite's 16 special purpose properties are occupied exclusively by Magna in locations around the world. The special purpose attributes of these properties cause them to have a higher risk profile, but they also present the opportunity for an enhanced and stable rental income stream. See "— Business and Operations of Magna, Our Principal Tenant".

Improvement and Expansion Projects

        For the year ended December 31, 2013, Granite completed four improvement or expansion projects at Magna-tenanted facilities, two in the U.S., one in Germany and one in the Czech Republic, representing a total cost of approximately $10.1 million and approximately 0.2 million square feet of additional leasable area at two of the facilities. These improvement or expansion projects did not attract additional leasing commission costs. Certain of these expansion or improvement projects increased annualized lease payments by $1.1 million. Granite also completed three improvement projects at non-Magna-tenanted facilities for the year ended December 31, 2013, two in Canada and one in the U.S, representing a total cost of approximately $5.6 million. One of these improvement projects attracted additional leasing commission costs of $0.2 million and two of these projects increased annualized lease payments by $1.7 million.

        As at December 31, 2013, Granite had seven active expansion or improvement projects in Canada, U.S. and Austria, with aggregate anticipated costs of approximately $10.3 million. Granite expects to complete each of these projects before the end of 2014.

        For most construction projects, Granite uses its experience and local expertise to construction-manage specific elements of a project to maximize returns and minimize construction costs. On the remainder of its projects, Granite outsources design and construction. Depending on the nature and location of the project, Granite either manages construction with regular on-site supervision by its employees, or remotely through cost, scope of work and other management control systems. Granite does not have long-term contractual commitments with its contractors, subcontractors, consultants or suppliers of materials, who are generally selected on a competitive bid basis.

Development Projects

        For the year ended December 31, 2013, Granite incurred $10.3 million of capital expenditures (excluding the cost of acquisition) pertaining to two development properties in the United States.

Profile of Our Real Estate Portfolio

Historical Growth of Our Real Estate Portfolio

        Granite's income-producing property portfolio has grown from 106 properties totalling approximately 24 million square feet of leasable area in 2003 to 112 properties totalling approximately 32 million square feet of leasable area as at December 31, 2013.

        The following chart shows the historical growth in total leasable area (net of dispositions) and number of properties within Granite's income-producing property portfolio.

Income-Producing Property Portfolio
Total Leasable Area and Number of Properties

        The following chart shows Granite's historical capital expenditures for its real estate portfolio, including (i) improvements and expansions, (ii) acquisitions, and (iii) development.

Annual Capital Expenditures

Schedule of Lease Expiries

        The weighted average remaining term to expiry based on leased area for income-producing properties was as follows for the following years ended December 31:

        December 31, 2013 — 4.8 years;

        December 31, 2012 — 4.8 years;

        December 31, 2011 — 5.4 years;

        December 31, 2010 — 6.1 years;

        December 31, 2009 — 6.7 years.

Principal Markets in Which We Operate

Geographic Diversification

        The following chart shows a breakdown of Granite's $221.9 million of annualized lease payments by country as at December 31, 2013.

Income-Producing Property Portfolio
Breakdown of Annualized Lease Payments at December 31, 2013 by Country
(in millions of Cdn. Dollars)

Income-Producing Properties in Canada

        Granite's 42 Canadian income-producing properties are located in Ontario. 36 properties representing approximately 76% of the Canadian income-producing properties based on annualized lease payments as at December 31, 2013 are located in the Greater Toronto Area. The remaining six properties in the Canadian portfolio are located in Southwestern Ontario. The lease payments for properties in Canada are denominated in Canadian dollars.

Income-Producing Properties in the United States

        Granite's income-producing property portfolio includes 28 properties in the United States. Approximately 26% of the annualized lease payments as at December 31, 2013 from Granite's income-producing properties in the United States is derived from properties located in Michigan, 18% is derived from a property in Kentucky, 20% is derived from a property in South Carolina and 6% is derived from properties located in Iowa. The remainder of Granite's annualized lease payments from the United States are derived from properties located in Tennessee, Illinois, Indiana, Missouri, New Jersey, Georgia, Ohio, Oregon and Maryland. The lease payments for properties in the United States are denominated in U.S. dollars.

Development Properties in the United States

        Granite has two development properties in its real estate portfolio. One of the properties is located in Kentucky, United States and is currently under development, while the second property is a land parcel in Pennsylvania, United States that is currently being held in inventory for future build-to-suit opportunities and/or future speculative development.

Income-Producing Properties in Mexico

        Granite's income-producing property portfolio includes eight properties in Mexico, which are located in the states of Puebla, Coahuila and Nuevo Leon. The lease payments for properties in Mexico are denominated in U.S. dollars.

        On March 5, 2014, Granite entered into an asset purchase agreement with Magna for the sale to Magna of Granite's portfolio of Mexican properties for a purchase price of U.S.$105 million. The sale is subject to the satisfaction of several closing conditions, some of which involve action by governmental entities in Mexico.

Income-Producing Properties in Austria

        Granite's income-producing property portfolio includes 12 properties in Austria. Approximately 97% of the Austrian income-producing properties based on annualized lease payments as at December 31, 2013 are located in the Province of Styria. Magna's Eurostar and Thondorf plants (Granite's two largest income-producing properties globally, accounting for approximately 17% of Granite's total annualized lease payments) are located in the city of Graz, which is located approximately 170 kilometres south of Vienna. The lease payments for properties in Austria are denominated in euros.

Income-Producing Properties in Germany

        Granite's income-producing property portfolio includes 16 properties in Germany. The properties are primarily located in the states of Baden-Württemberg, Hessen, Bavaria, Thüringen/Thuringia, Saarland, Nordrhein-Westfalen and Niedersachsen/Lower Saxony. The lease payments for properties located in Germany are denominated in euros.

Income-Producing Properties in the Netherlands

        Granite's income-producing property portfolio includes three properties in the Netherlands, which are located in the states of Noord-Brabant, Gelderland and Zuid-Holland. The lease payments for properties located in the Netherlands are denominated in euros.

Income-Producing Properties in Other European Locations

        Granite's income-producing property portfolio also includes a property in the United Kingdom. The lease payments for this property are denominated in British pounds.

        Granite also has one income-producing property in each of Spain and the Czech Republic. The lease payments for these properties are denominated in euros.

Foreign Exchange

        As at December 31, 2013, approximately 71% of Granite's annual lease payments were denominated in the euro and the U.S. dollar and, accordingly, foreign exchange can have a significant impact on results.

Leasing Arrangements

Leases

        Granite's leases generally provide that the tenant is responsible for all costs of occupancy, including operating costs, property taxes, the costs of maintaining insurance in respect of the property, maintenance costs and non-structural replacements costs. The tenant is not responsible for income taxes or capital taxes charged to us.

        Granite's leases generally provide that Granite is responsible, at its own expense, for structural repairs and replacements relating to the structural non-process related elements of its properties. For certain components of a property, such as the roof membrane, paved areas and non-process related HVAC systems, some of Granite's leases provide that Granite pays for the costs of replacement as necessary and, in most of those cases, recovers such costs, plus interest, from the tenant over the expected useful life of the item replaced, as additional rent during the course of the lease.

Contractual Step-Ups in Rental Rates

        A majority of Granite's existing leases provide for periodic rent escalations based either on fixed-rate step increases or on the basis of a consumer price index adjustment.

Renewal Options

        A majority of Granite's existing leases include built-in renewal options, generally tied to either market rental rates or to the existing rent plus an increase based upon a consumer price index adjustment (generally limited to 10% over five years), with the latter generally pertaining to Granite's special purpose properties. In cases where the renewal is linked to market rates, the determination of market rent is, failing agreement, generally subject to arbitration.

Obligation to Restore Premises

        Granite's leases generally provide that the tenant is obligated to restore the premises to a condition consistent with the condition on the commencement date of the lease, subject to reasonable wear and tear. The majority of Granite's leases provide that, if requested by the landlord, the tenant is obligated to remove any alterations to the premises carried out over the term of the lease.

Environmental Obligations

        Granite's leases also generally provide that the tenants must maintain the properties in accordance with applicable laws, including environmental laws, and that the tenant must remove all hazardous and toxic substances from the premises when and as required by applicable laws, regulations and ordinances and, in any event, prior to the termination of its occupation of the premises. The leases generally also contain indemnities in Granite's favour with respect to environmental matters. Those indemnities expire after a specified number of years following the termination of the lease. The leases generally provide that Granite may conduct environmental assessments and audits from time to time at its sole expense. See "— Government Regulation".

        On occasion, tenants' operations and Granite's properties may become the subject of complaints from adjacent landowners, or inquiries or investigations by environmental regulators (see "Risk Factors"). Almost all of the costs relating to such complaints, inquiries or investigations to date have been incurred by Granite's tenants pursuant to the terms of the relevant leases. In the past, Granite has engaged consultants and incurred minimal costs with respect to environmental matters arising from adjacent or nearby properties in order to protect the condition and marketability of our properties.

Restrictions on Sales and Tenant Rights of Refusal

        Most of Granite's significant leases include a right of refusal in favour of the tenant with respect to the sale of the property in question. This right typically provides the tenant with a right to match any third party offer within a prescribed period of time, failing which Granite is free to accept the offer and complete the sale to the third party. Some of our leases with Magna provide that so long as the tenant is controlled, directly or indirectly, by Magna International Inc., Granite may not sell the property to a competitor of the tenant without the tenant's consent.

Tenant Assignment Rights

        Granite's leases generally include a restriction on assignment by the tenant without Granite's consent, other than to affiliates or associates of the tenant. Granite's leases do not generally restrict a change of control of the tenant.

Our Business Strengths

        Granite believes that it has a significant number of important key strengths, including:

  •
  a large, geographically diversified portfolio of properties that provides stable income and opportunities for expansion and growth;

  •
  a strong balance sheet with comparatively low leverage, which provides financial flexibility to pursue attractive growth opportunities;

  •
  a strong track record of on-time and on-budget development and construction in all of its geographic markets;

  •
  a senior real estate management team and a construction group with extensive experience with industrial and logistics buildings and expertise in the markets, properties and requirements of Granite's tenants; and

  •
  an entrepreneurial culture that drives Granite's employees and management to grow its business.

Government Regulation

        Granite is subject to a wide range of laws and regulations imposed by governmental authorities, including zoning, building and similar regulations that affect our real estate holdings and tax laws and regulations in the various jurisdictions in which Granite operates. See "Risk Factors — Risks Relating to Taxation."

        As an owner and developer of real property, Granite is also subject to environmental laws and regulations relating to air emissions, soil and ground water quality, noise emissions, wastewater discharge, waste management and storage of hazardous substances. Granite's leases permit it to conduct environmental assessments and audits from time to time at its own expense. Substantially all of Granite's leases also require the tenant to assume the costs of environmental compliance, including remediation or clean-up of any contamination that they have caused or contributed to on the leased premises. Despite the tenants' obligation to indemnify Granite, Granite is also responsible under applicable law for ensuring that its properties are in compliance with environmental laws. See "Risk Factors".

Employees

        As at December 31, 2013, Granite employed 58 people, the majority of whom are based at its headquarters in Toronto, and the balance of whom are located in the United States, Austria, the Netherlands, Iceland and Luxembourg. Granite is not party to any collective bargaining agreements with any of its employees.

Business and Operations of Magna, Our Principal Tenant

        As at December 31, 2013 Magna is the tenant of 82 of Granite's 112 income-producing properties. Magna is a diversified global automotive supplier. Magna designs, develops and manufactures technologically advanced automotive systems, assemblies, modules and components, and engineers and assembles complete vehicles, primarily for sale to original equipment manufacturers of cars and light trucks. Magna's product capabilities span a number of major automotive areas, including interior systems, seating systems, closure systems, body and chassis systems, vision systems, electronic systems, exterior systems, powertrain systems, roof systems, hybrid electric vehicles/systems and complete vehicle engineering and assembly. According to Magna's public disclosure, as at December 31, 2013, Magna had 316 manufacturing operations and 84 product development, engineering and sales centres, in 29 countries.

        Magna is a public company, with its common shares listed for trading on the TSX and NYSE. For information on the conditions affecting the automotive industry and Magna's results of operations, we encourage you to consult Magna's public disclosure, including its most recent Management's Discussion and Analysis of Results of Operations and Financial Position and Annual Information Form. None of those documents or their contents, however, shall be deemed to be incorporated by reference into this Annual Information Form unless specifically otherwise noted in this Annual Information Form.

        According to its public disclosure, Magna's success is primarily dependent upon the levels of North American and European car and light truck production by Magna's customers and the relative amount of content Magna has in the various programs. The ongoing challenge of the automotive industry, and other factors, have resulted in Magna seeking to take advantage of growing markets and consolidating, moving, closing and/or selling operating facilities to align its capacity utilization and manufacturing footprint with vehicle production and consumer demand. Magna has disclosed that it has significant ongoing activities in its "Rest of World" segment, including a number of facilities in Asia and South America. Granite management expects Magna to continuously seek to optimize its global manufacturing footprint and consequently, Magna may not renew leases for facilities currently under lease at their expiries.

INVESTMENT GUIDELINES AND OPERATING POLICIES OF GRANITE REIT

Investment Guidelines

        The Declaration of Trust provides certain guidelines on investments which may be made directly or indirectly by Granite REIT. The assets of Granite REIT may be invested only in accordance with such guidelines including, among others, those summarized below:

  (a)
  activities will focus primarily on acquiring, holding, developing, maintaining, improving, leasing, managing, repositioning, disposing or otherwise dealing with revenue producing real property;

  (b)
  Granite REIT shall not make or hold any investment, take any action or omit to take any action that would result in:

  (i)
  Granite REIT not qualifying as a "mutual fund trust" or "unit trust", both within the meaning of the Tax Act;

  (ii)
  REIT Units not qualifying as qualified investments for investment by trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit sharing plans, registered disability savings plans or tax-free savings accounts;

  (iii)
  Granite REIT not qualifying as a "real estate investment trust", as defined in subsection 122.1(1) of the Tax Act if, as a consequence of Granite REIT not so qualifying, Granite REIT would be subject to tax on "taxable SIFT trust distributions" pursuant to section 122 of the Tax Act; or

  (iv)
  Granite REIT being liable to pay a tax imposed under Part XII.2 of the Tax Act;

  (c)
  best efforts will be used to ensure that Granite REIT will not be a "publicly traded partnership" taxable as a corporation under Section 7704 of the Internal Revenue Code of 1986;

  (d)
  factors to be considered in making investments shall include the political environment and governmental and economic stability in the relevant jurisdiction(s), the long-term growth prospects of the assets and the economy in the relevant jurisdiction(s), the currency in the relevant jurisdiction(s) and the income-producing stability of the assets;

  (e)
  Granite REIT may make its investments and conduct its activities, directly or indirectly, through an investment in one or more persons on such terms as the Trustees may from time to time determine, including without limitation by way of joint ventures, partnerships and limited liability companies;

  (f)
  Granite REIT may only invest in operating businesses indirectly through one or more trusts, partnerships, corporations or other legal entities; and

  (g)
  Granite REIT shall not invest in raw land for development, except for (i) existing properties with additional development, (ii) the purpose of renovating or expanding existing properties, or (iii) the development of new properties, provided that the aggregate cost of the investments of Granite REIT in raw land, after giving effect to the proposed investment, will not exceed 15% of Gross Book Value (as defined in the Declaration of Trust).

Operating Policies

        The Declaration of Trust provides that the operations and activities of Granite REIT shall be conducted in accordance with the policies summarized below:

  (a)
  Granite REIT shall not trade in currency or interest rate futures contracts other than for hedging purposes that comply with National Instrument 81-102 — Mutual Funds, as amended from time to time, or any successor instrument or rule;

  (b)
  (i) any written instrument under which Granite REIT grants a mortgage, and (ii) to the extent practicable, written instruments which create a material obligation, shall contain a provision or be subject to an acknowledgement to the effect that the obligation being created is not personally binding upon, and that resort shall not be had to, nor shall recourse or satisfaction be sought from, the private property of any of the Trustees, REIT Unitholders, annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier, or officers, employees or agents of Granite REIT, but that only property of Granite REIT or a specific portion shall be bound; Granite REIT, however, is not required, but shall use all reasonable efforts, to comply with this requirement in respect of obligations assumed by Granite REIT upon the acquisition of real property;

  (c)
  Granite REIT shall not incur or assume any Indebtedness (as defined in the Declaration of Trust) if, after giving effect to the incurring or assumption of the Indebtedness, the total Indebtedness of Granite REIT would be more than 65% of Gross Book Value (as defined in the Declaration of Trust);

  (d)
  Granite REIT shall not guarantee any liabilities of any person unless such guarantee: (i) is given in connection with an otherwise permitted investment; (ii) has been approved by the Trustees; and (iii) (A) would not disqualify Granite REIT as a "mutual fund trust" within the meaning of the Tax Act, and (B) would not result in Granite REIT losing any other status under the Tax Act that is otherwise beneficial to Granite REIT and REIT Unitholders;

  (e)
  except for real property held by a person partially owned by Granite REIT, title to each real property shall be held by and registered in the name of Granite REIT, the Trustees or in the name of a corporation or other entity wholly-owned, directly or indirectly, by Granite REIT or jointly, directly or indirectly, by Granite REIT with joint venturers or in such other manner which, in the opinion of management, is commercially reasonable;

  (f)
  Granite REIT shall conduct such diligence as is commercially reasonable in the circumstances on each real property that it intends to acquire and obtain a report with respect to the physical condition thereof from an independent and experienced consultant;

  (g)
  Granite REIT shall either (i) have conducted an environmental site assessment or (ii) be entitled to rely on an environmental site assessment dated no earlier than six months prior to receipt by Granite REIT, in respect of each real property that it intends to acquire, and if the environmental site assessment report recommends that further environmental site assessments be conducted Granite REIT shall have conducted such further environmental site assessments, in each case, by an independent and experienced environmental consultant; and

  (h)
  Granite REIT shall obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of its potential liabilities and the accidental loss of value of its assets from risks, in amounts, with such insurers, and on such terms as the Trustees consider appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

Amendments to Investment Guidelines and Operating Policies

        Pursuant to the Declaration of Trust, all of Granite REIT's investment guidelines and the operating policies of Granite REIT set out in paragraphs (a), (c), (d), (f) and (g) under the heading "— Operating Policies" may be amended only with the approval of two-thirds of the votes cast at a meeting of REIT Unitholders. The remaining operating policies set out under the heading "— Operating Policies" may be amended with the approval of a majority of the votes cast at a meeting of REIT Unitholders.

        Notwithstanding the foregoing paragraph, if at any time a government or regulatory authority having jurisdiction over Granite REIT or any property of Granite REIT shall enact any law, regulation or requirement which is in conflict with any investment guideline or operating policy of Granite REIT then in force, such guideline or policy in conflict shall, if the Trustees on the advice of legal counsel to Granite REIT so resolve, be deemed to have been amended to the extent necessary to resolve any such conflict and, notwithstanding anything to the contrary in the Declaration of Trust, any such resolution of the Trustees shall not require the prior approval of REIT Unitholders.

RISK FACTORS

        Investing in securities of Granite involves a high degree of risk. In addition to the other information contained in this Annual Information Form, you should carefully consider the following risk factors before investing in securities of Granite. The occurrence of the following risk factors could have a material adverse effect on our business, financial condition, operating results and prospects. In addition, other risks and uncertainties that are not known to us or that we currently believe are not material, may also have a material adverse effect on our business, financial condition, operating results and prospects.

Risks Relating to Granite's Business

A large majority of our revenue comes from payments that we receive under leases with Magna, so factors affecting Magna's businesses will also affect us.

        Although one element of our strategic plan is to diversify by increasing the lease revenue that we derive from new tenants, as at December 31, 2013, 82 of our 112 income-producing properties were leased to operating subsidiaries of Magna. For the year ended December 31, 2013, payments under leases with Magna represented approximately 85% of our annualized lease payments.

        We encourage you to consult Magna's public disclosure for information on factors affecting the business of Magna, including the factors described in the section entitled "Industry Trends and Risks" in Magna's Management's Discussion and Analysis of Results of Operations and Financial Position for the three months and year ended December 31, 2013, which section, excluding any forward-looking information contained therein expressly referring to Magna's beliefs, is incorporated by reference into this AIF.

The level of business we have received from Magna has declined and beyond our existing lease agreements, we have no agreement with Magna that it will continue to do business with us in the same manner as it has in the past or at all.

        We may experience reductions in the amount of expansion-related business that Granite receives from Magna as Magna pursues its disclosed significant ongoing activities in its "Rest of the World" segment. Although we have acted as the developer, real estate advisor, property manager and owner of a significant number of the industrial facilities for Magna since our inception, we have no assurance that we will continue to be able to do so.

        Although we intend to continue to diversify by significantly increasing the lease revenue that we derive from new tenants, most of the historical growth of our rental portfolio has been dependent on our relationship with Magna as tenant of our income-producing properties and as the customer for our development projects.

We may be unable to renew leases on favourable terms or find new tenants for vacant properties.

        Our tenants have in the past determined, and may in the future determine, not to lease certain properties from us and not to renew certain leases on terms as favourable to us as our existing arrangements with them, or at all. We may be unable to lease a vacant property in our portfolio on economically favourable terms, particularly properties that are considered to be special purpose in nature and were designed and built with unique features or are located in secondary or rural markets.

        In addition, we may not be able to renew an expiring lease or to find a new tenant for the property for which the lease has expired, in each case on terms at least as favourable as the expired lease or at all. Renewal options are generally based on changes in the consumer price index or prevailing market rates. Market rates may be lower at the time of the renewal options, and accordingly, leases may be renewed at lower levels of rent than are currently in place. Our tenants may fail to renew their leases if they need to relocate their operations as a result of changes in location of their customers' operations or if they choose to discontinue operations as a result of the loss of business. Many factors will affect our ability to lease vacant properties, and we may incur significant costs in making property modifications, improvements or repairs required by a new tenant.

Our operating and net income and the value of our property portfolio depend on the credit and financial stability of our tenants.

        We would be adversely affected if a significant number of tenants were to become unable to meet their obligations to us. In addition, we may incur substantial costs in protecting our investments in leased properties, particularly if we experience delays and limitations in enforcing our rights against defaulting tenants. Furthermore, if one of our significant tenants rejects or terminates a lease under the protection of bankruptcy, insolvency or similar laws, our cash flow could be materially adversely affected. The failure to maintain a significant number of our income-producing properties under lease would have a material adverse effect on our financial condition and operating results.

        Additionally, the tenants for the majority of our properties are non-public subsidiaries of Magna International Inc., which does not guarantee the obligations of its subsidiaries under their leases with us. As a result, we may not have the contractual right to proceed directly against Magna International Inc. in the event that one of these subsidiaries defaulted on its lease with us. We could be materially adversely affected if any Magna subsidiaries became unable to meet their respective financial obligations under their leases, and if Magna International Inc. was unwilling or unable to provide funds to such subsidiaries for the purpose of enabling them to meet such obligations.

Our international operations expose us to additional risks that may materially adversely affect our business.

        During 2013, 31% of our revenue was generated in Canada, 30% of our revenue was generated in Austria, 20% of our revenue was generated in the United States, 10% of our revenue was generated in Germany, 7% of our revenue was generated in Mexico and our remaining revenue was generated in five other countries. Operating in different regions and countries exposes us to political, economic and other risks as well as multiple foreign regulatory requirements that are subject to change, including:

  •
  consequences from changes in tax laws including restrictions on the repatriation of funds;

  •
  economic downturns in countries or geographic regions where we have significant operations;

  •
  economic tensions between governments and changes in international trade and investment policies;

  •
  regulations restricting our ability to do business in certain countries;

  •
  local regulatory compliance requirements; and

  •
  political and economic instability, natural calamities, war, and terrorism.

        The effects of these risks may, individually or in the aggregate, materially adversely affect our business.

Foreign currency fluctuations could reduce our revenues and increase our costs, and any future hedging transactions may limit our gains or result in losses for us.

        A majority of our current property portfolio is located outside of Canada and generates lease payments that are not denominated in Canadian dollars. Since we currently report our financial results in Canadian dollars and do not currently hedge all of our non-Canadian dollar rental revenues, we are subject to foreign currency fluctuations that could, from time to time, have an adverse impact on our financial position or operating results.

        From time to time, we may attempt to minimize or hedge our exposure to the impact that changes in foreign currency rates or interest rates may have on our revenue and liabilities through the use of derivative financial instruments. The use of derivative financial instruments, including forwards, futures, swaps and options, in our risk management strategy carries certain risks, including the risk that losses on a hedge position will reduce our profits and the cash available for development projects or dividends. A hedge may not be effective in eliminating all the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives.

We are subject to risks affecting the automotive parts industry.

        Since Magna operates in the automotive parts industry, our business is, and for the foreseeable future will be, subject to conditions affecting the automotive industry generally. Although we intend to continue to increase the lease revenue we derive from tenants other than Magna, it is likely that our dependence on the automotive industry will continue to be significant.

        The global automotive industry is cyclical. A worsening of economic and political conditions, including through rising interest rates or inflation, high unemployment, increasing energy prices, declining real estate values, increased volatility in global capital markets, international conflicts, sovereign debt concerns, an increase in protectionist measures and/or other factors, may result in lower consumer confidence, which has a significant impact on consumer demand for vehicles. Vehicle production is closely related to consumer demand. The continuation of economic uncertainty or a deterioration of the global economy for an extended period of time could have a material adverse effect on the profitability and financial condition of participants in the automotive parts industry. While the North American automotive industry appears to have stabilized following the 2008-2009 recession, there is no certainty regarding the long-term financial health of Magna's customers and suppliers. The bankruptcy or insolvency of a major customer or supplier of Magna could have a material adverse effect on our profitability and financial position. A decrease in the long-term profitability or viability of the automotive industry and the automotive parts sector in particular would have a material adverse impact on the financial condition of our tenants and could therefore adversely impact the value of our properties and our operating results.

Environmental compliance costs and liabilities with respect to our real estate may adversely affect us.

        Our tenants operate certain manufacturing facilities that use environmentally sensitive processes and hazardous materials. Under various federal, state, provincial and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in an affected property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate properly, may materially impair the value of our real property assets or adversely affect our ability to borrow by using such real property as collateral. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials, into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released asbestos-containing materials or other hazardous materials. As an owner of properties, we are subject to these potential liabilities.

        Capital and operating expenditures necessary to comply with environmental laws and regulations, to defend against claims of liability or to remediate contaminated property may have a material adverse effect on our results of operations and financial condition. To date, environmental laws and regulations have not had a material adverse effect on our operations or financial condition. However, changes in these laws and regulations are ongoing and we may become subject to more stringent environmental standards as a result of changes to environmental laws and regulations, compliance with which may have a material adverse effect on our results of operations and financial condition. We cannot predict future costs that we may be required to incur to meet environmental obligations.

        Moreover, environmental laws may impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, limiting development or expansion of our property portfolio or requiring significant expenditures.

We are subject to competition for the acquisition of new properties and we may not compete successfully, which would limit our ability to invest in and develop new properties.

        In each of the real estate markets in which we operate, we compete for suitable real estate investments with many other parties, including real estate investment trusts, pension funds, insurance companies, private investors and other investors (both Canadian and foreign), which are currently seeking, or which may seek in the future, real estate investments similar to those desired by us. Some of our competitors may have greater financial resources, or lower required return thresholds than we do, or operate with different investment guidelines and operating policies. Accordingly, we may not be able to compete successfully for these investments. Increased competition for real estate investments resulting, for example, from increases in the availability of investment funds or reductions in financing costs would tend to increase purchase prices and reduce the yields from the investments.

Real estate investments are subject to numerous risks that could adversely affect our operating results, many of which are beyond our control.

        Because we own, lease and develop real property in multiple jurisdictions, we are subject to the risks generally incident to investments in real property, which risk may vary by jurisdiction. The investment returns available from investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the properties, as well as the expenses incurred. We may experience delays and incur substantial costs in enforcing our rights as lessor under defaulted leases, including costs associated with being unable to rent vacant properties to new tenants on a timely basis or with making improvements or repairs required by a new tenant.

        In addition, a variety of other factors outside of our control affect income from properties and real estate values, including environmental laws and other governmental regulations, real estate, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing environmental, real estate, zoning or tax laws can make it more expensive or time consuming to develop real property or expand, modify or renovate existing structures. When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases and real property values may decrease as the number of potential buyers decreases. In addition, real estate investments are often difficult to sell quickly. Similarly, if financing becomes less available, it becomes more difficult both to acquire and to sell real property. Moreover, governments can, under eminent domain laws, take real property. Sometimes this taking is for less compensation than the owner believes the property is worth.

Real estate development is subject to timing, budgeting and other risks that could adversely affect our operating results.

        Subject to compliance with the Declaration of Trust, we intend to develop properties as suitable opportunities arise, taking into consideration the general economic climate. Real estate development has a number of risks, including risks associated with:

  •
  the potential insolvency of a third party developer (where we are not the developer);

  •
  a third party developer's failure to use advanced funds in payment of construction costs;

  •
  construction delays or cost overruns that may increase project costs;

  •
  failure to receive zoning, occupancy and other required governmental permits and authorizations;

  •
  development costs incurred for projects that are not pursued to completion;

  •
  natural disasters, such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

  •
  increases in interest rates during the period of the development;

  •
  inability to raise capital; and

  •
  governmental restrictions on the nature or size of a project.

        Our development projects may not be completed on time or within budget, and there may be difficulty in securing tenants for the development, which could adversely affect our operating results.

Real property investments are relatively illiquid and are subject to volatile valuations.

        Real estate investments are relatively illiquid. This may limit our ability to adjust or adapt our portfolio promptly in response to changing economic or investment conditions. If for whatever reason liquidation of assets is required, there is a significant risk that we would realize sale proceeds of less than the current fair book value of our real estate investments.

        Additionally, many of our significant leases provide our tenants with rights of first refusal, which may adversely affect the marketability and market value of our income-producing property portfolio. These rights of first refusal may deter third parties from incurring the time and expense that would be necessary for them to bid on our properties in the event that we desire to sell those properties. Accordingly, these rights of first refusal may adversely affect our ability to sell our properties or the prices that we receive for them upon any sale. See "Business Overview — Leasing Arrangements — Restrictions on Sales and Tenant Rights of Refusal".

We may be unable to successfully implement our remaining objectives from our strategic plan, or may fail to realize benefits which are currently targeted to result from the implementation of that plan.

        The remaining objectives from our strategic plan are subject to known and unknown risks, uncertainties and other unpredictable factors which, in addition to those discussed in this document, include: adverse changes to foreign or domestic tax or other laws; changes in economic, market and competitive conditions; and other risks that may adversely affect our ability to optimize our relationship with Magna, expand and diversify our lease portfolio and increase our leverage.

We may be unable to obtain necessary future financing.

        Our access to third-party financing will be subject to a number of factors, including general market conditions; our credit rating; the market's perception of our stability and growth potential; our current and future cash flow and earnings; our ability to renew certain long term leases; and compliance with the Declaration of Trust. There is no assurance that capital will be available when needed or on favourable terms. Our failure to access required capital on acceptable terms could adversely affect our investments, cash flows, operating results or financial condition. Additionally, as a result of global economic volatility, we may have restricted access to capital and increased borrowing costs. As future acquisitions and capital expenditures will be financed out of cash generated from operations, borrowings and possible future debt or equity security issuances, our ability to do so is dependent on, among other factors, the overall state of capital markets and investor appetite for investments in the real estate sector and automotive industry and in our securities in particular.

        To the extent that external sources of capital become limited or unavailable or available on onerous terms, our ability to make acquisitions and capital investments and maintain existing assets may be impaired, and our assets, liabilities, business, financial condition and results of operations may be materially and adversely affected as a result.

We may face unexpected risks relating to acquisitions.

        We expect to continue to acquire new properties and may also acquire going-concern businesses. It is our operating policy to conduct such diligence as is commercially reasonable in the circumstances on each real property or business that we intend to acquire and obtain a report with respect to the physical condition of real properties from an independent and experienced consultant. Integrating acquired properties and businesses involves a number of risks that could materially and adversely affect our business, including:

  •
  failure of the acquired properties or businesses to achieve expected investment results;

  •
  risks relating to the integration of the acquired properties or businesses and the retention and integration of key personnel relating to the acquired properties or businesses; and

  •
  the risk that major tenants or clients of the acquired properties or businesses may not be retained following the expiry of their leases.

        Furthermore, the properties and businesses acquired may have undisclosed liabilities for which we may not be entitled to any recourse against the vendor, and any contractual, legal, insurance or other remedies may be insufficient. The discovery of any material liabilities subsequent to the closing of the acquisition for any property or business could have a material adverse effect on our cash flows, financial condition and results of operations.

We may incur significant capital expenditures and other fixed costs.

        Certain significant expenditures, including property taxes, maintenance costs, mortgage payments, insurance costs and related charges, must be made throughout the period of ownership of real property, regardless of whether the property is producing sufficient income to pay such expenses. In order to retain desirable rentable space and to generate adequate revenue over the long term, we must maintain or, in some cases, improve each property's condition to meet market demand.

        Maintaining a rental property in accordance with market standards over its useful life can entail costs, which we may not be able to recover from our tenants. Such costs may include a new roof, paved areas or structural repairs. Numerous factors, including the age of the building structure, the material and substances used at the time of construction or currently unknown building code violations, could result in substantial unbudgeted costs for refurbishment or modernization. If the actual costs of maintaining or upgrading a property exceed our estimates, or if hidden defects are discovered during maintenance or upgrading, which are not covered by insurance or contractual warranties, or if we are not permitted to raise the rents due to legal constraints, we will incur additional and unexpected costs. If competing properties of a similar type are built in the area where one of our properties is located, or similar properties located in the vicinity of one of our properties are substantially refurbished, the net operating income derived from, and the value of, such property could be reduced.

        Any failure by us to undertake appropriate maintenance and refurbishment work in response to the factors described above could adversely affect the rental income we earn from such properties.

Potential losses to our properties may not be covered by insurance or may exceed our policy coverage limits.

        It is our policy to obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of our potential liabilities and the accidental loss of value of our assets from risks, in amounts, with such insurers, and on such terms as the Trustees consider appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

        We do not carry insurance for generally uninsured losses, such as losses from riots, certain environmental hazards, war or terrorist attacks.

        If we experience a loss which is uninsured or which exceeds our policy coverage limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, it is difficult to evaluate the stability and net assets or capitalization of insurance companies and any insurer's ability to meet its claim payment obligations. A failure of an insurance company to make payments to us upon an event of loss covered by an insurance policy could have a material adverse effect on our business and financial condition.

Because we are involved in litigation from time to time and are subject to numerous laws and governmental regulations, we could incur substantial judgments, fines, legal fees and other costs.

        We are sometimes the subject of complaints or litigation from tenants, employees or other third parties for various actions. The damages sought against us in these litigation claims can be substantial. If one or more valid and substantiated claims were to greatly exceed our liability insurance coverage limits or if our insurance policies do not cover such a claim, this could have a material adverse effect on our business, financial condition, results of operations and cash flows. Additionally, we are subject to numerous federal, provincial, state and local laws and governmental regulations relating to environmental protections, product quality standards, and building and zoning requirements. If we fail to comply with existing or future laws or regulations, we may be subject to governmental or judicial fines or sanctions, while incurring substantial legal fees and costs. In addition, our capital expenses could increase due to remediation measures that may be required if we are found to be noncompliant with any existing or future laws or regulations.

Controls over Financial Reporting

        We maintain information systems, procedures and controls to ensure all information disclosed externally is as complete, reliable and timely as possible. Such internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with IFRS.

        Because of the inherent limitations in all control systems, including well-designed and operated systems, no control system can provide complete assurance that the objectives of the control system will be met. Furthermore, no evaluation of controls can provide absolute assurance that all control issues, including instances of fraud, if any, will be detected or prevented. These inherent limitations include, without limitation, the possibility that management's assumptions and judgments may ultimately prove to be incorrect under varying conditions and circumstances and the impact of isolated errors.

        Additionally, controls may be circumvented by the unauthorized acts of individuals, by collusion of two or more people, or by management override. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential conditions.

Risks Relating to Taxation

Changes to tax laws

        Granite operates in multiple foreign jurisdictions. Accordingly, it is subject to the tax laws and related tax treaties in each of those jurisdictions and the risk that those tax laws and treaties may change in the future. Any such changes could adversely affect the taxes payable, including withholding taxes, the effective tax rate in the jurisdictions in which Granite operates and the portion of distributions which would be income for Canadian income tax purposes.

Tax authorities may disagree with the positions taken by us in our tax filings.

        Tax provisions, including current and deferred tax assets and liabilities in our financial statements, and tax filing positions require estimates and interpretations of federal, provincial and foreign tax rules and regulations, and judgments as to their interpretation and application to our specific situation. In addition, there can be no assurance that federal, provincial or foreign tax agencies will agree with our tax filing positions or will not change their administrative practices to the detriment of us and our securityholders. Our multi-jurisdictional organizational structure is complex, including as a result of our conversion to a stapled unit real estate investment trust structure pursuant to the 2013 Arrangement. The computation of income and other taxes payable as a result of various transactions that we have completed involves many complex factors as well as our interpretation of and compliance with relevant tax legislation and regulations. While we believe that our tax filing positions are appropriate and supportable under applicable law, they are always subject to review and assessment by the relevant taxation authorities. Therefore, it is possible that additional taxes could be payable by us, that the ultimate value of our tax assets and liabilities could change in the future and that such additional taxes and changes to such amounts could be materially adverse to us.

Canada

  Mutual Fund Trust Status

        Granite REIT may cease to qualify as a mutual fund trust for purposes of the Tax Act. If Granite REIT did not qualify as a mutual fund trust for such purposes continuously throughout a taxation year, it would be subject to adverse tax consequences which likely would materially reduce its ability to make distributions on REIT Units. Furthermore, if Granite REIT was considered not to have been established primarily for the benefit of Canadian-resident Unitholders (or, under proposals to amend the Tax Act publicly announced by the Minister of Finance (Canada) quite a number of years ago, it became even temporarily majority-owned by non-resident persons and/or partnerships which had one or more non-resident members), Granite REIT would be permanently disqualified from qualifying as a mutual fund trust for such purposes.

  Real Estate Investment Trust Status

        Granite REIT would be subject to Canadian income tax (under the so-called "SIFT" tax rules) on a similar basis to a Canadian public corporation on its income for a year unless it qualifies in that year as a real estate investment trust for purposes of the Tax Act (the "REIT Exception"). The conditions for satisfying the REIT Exception are onerous, and include various numerical tests (including tests entailing valuations or measurement of various revenue streams) which must be satisfied throughout the year in question. Therefore, financial results for a year, or developments occurring during the year, that were not anticipated earlier in the year, amendments to the Tax Act which adversely affect the availability to Granite REIT of the REIT Exception or challenges by the Canada Revenue Agency (the "CRA") to valuations made by or on behalf of management to interpretations adopted in applying the REIT Exception, or to other calculations, that are relevant to the application of the REIT Exception, could result in the REIT Exception not being available for the year.

        Accordingly, there is a risk (for example, as a result of unanticipated developments) that Granite REIT will not qualify under the REIT Exception as a real estate investment trust under the Tax Act for one or more of its taxation years after 2012. Were this to occur, the level of monthly cash distributions made on the REIT Units could be materially reduced.

  Potential Foreign Accrual Property Income

        In circumstances specified in the Tax Act, Granite Co., Granite Netherlands C.V. ("Granite Netherlands"), or US Holdco LP, would be required to include in computing its income the amount of income of its non-resident subsidiaries considered under the Tax Act to be "foreign accrual property income," or "FAPI." Substantially all of the income of Granite Netherlands and Granite US Holdco LP for purposes of the Tax Act, including any FAPI, must be included in computing the income of Granite REIT, as an indirect partner. Depending on the circumstances, significant asset dispositions by such non-resident subsidiaries of such partnerships or of Granite Co., or maturity of intercompany loans or advances, could result in the recognition of FAPI. This would result in an increase in the taxable income of Granite Co. or Granite REIT which, in turn, could result in a corresponding income tax liability of Granite Co. or an increase in the level of taxable income to be distributed and allocated to REIT Unitholders (or, to the extent not distributed, subjected to taxation in the hands of Granite REIT).

  Potential Withholding Tax on Return-of-Capital Distributions

        If the proportion of the real estate assets indirectly held by Granite REIT as Canadian real estate assets were to increase significantly, this could cause return-of-capital distributions made by Granite REIT to non-resident REIT Unitholders to become subject to withholding tax of 15% under Part XIII.2 of the Tax Act.

  Uncertainty Regarding Withholding Tax Rate for U.S. Residents

        In the case of distributions paid by Granite REIT to REIT Unitholders who otherwise would qualify for reduced rates of withholding under the Canada-United States Income Tax Convention (the "U.S. Treaty"), it is uncertain as to whether the rate of Canadian withholding tax imposed on such distributions is 25%, or whether such rate of withholding tax is reduced to 15% or 0% (based on the geographic source of the distribution) by virtue of the U.S. Treaty. Granite REIT currently withholds on such distributions made by it from time to time at a rate of 25% based on its understanding of the current views of the CRA. There can be no assurance that a U.S.-resident REIT Unitholder could receive a refund of any portion or such withholding tax on application to the CRA.

  Potential Assessments for Withholding Tax

        As discussed in part above, there are potential legal and factual uncertainties as to the rate at which Granite REIT should withhold tax on distributions made by it to Non-Residents. If Granite REIT were to withhold at too low a rate and were later assessed for such failure by CRA, Granite REIT very well might not be able as a practical matter to recover most of the amount of such assessment from the non-residents to whom it had made such distributions (and would not have even a legal right to so recover interest or penalties). In such event, the cash available for subsequent distributions to both resident and non-resident REIT Unitholders could be reduced.

United States Taxation

  CIRCULAR 230 DISCLOSURE

        In compliance with U.S. Treasury Department Circular 230, which provides rules governing certain conduct of U.S. tax advisors giving advice with respect to U.S. tax matters: (i) any U.S. federal tax advice contained in this AIF is not intended to be used and cannot be used by you or any other person for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code (the "Code"); (ii) such advice was prepared in the expectation that it may be used in connection with the promotion or marketing (within the meaning of U.S. Treasury Department Circular 230) of Stapled Units; and (iii) REIT Unitholders should seek advice based on their particular circumstances from an independent tax advisor.

  REIT Unitholders may recognize taxable income without receiving corresponding cash distributions.

        Because Granite REIT is expected to be treated as a partnership for U.S. federal income tax purposes, U.S.-resident REIT Unitholders will be required to recognize income in accordance with Granite REIT's recognition and allocation of such income. Granite REIT may derive taxable income from investments that is not matched by a corresponding distribution of cash. It is also possible that the U.S. federal income tax liability of a U.S.-resident REIT Unitholder with respect to its allocable share of Granite REIT's income for a particular taxable year could exceed the cash distribution to the U.S.-resident REIT Unitholder for the year.

  Granite REIT's Status as a Partnership

        Granite REIT's status as a partnership for U.S. federal income tax purposes requires that 90% or more of Granite REIT's gross income for every taxable year consists of qualifying income, and that Granite REIT not be registered under the Investment Company Act. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. Granite REIT expects that it will be able to utilize the qualifying income exception in each taxable year, but Granite REIT could cease to be treated as a partnership for U.S. federal income tax purposes under certain circumstances, resulting in materially reduced distributions if Granite REIT is subject to U.S. corporate level income tax or increased U.S. withholding tax on dividend distributions from its US subsidiaries.

  Risks Related to Passive Foreign Investment Company (PFIC) Status

        Granite Co., certain of Granite Co.'s subsidiaries, Granite GP, or subsidiaries of Granite REIT may be considered a PFIC for U.S. federal income tax purposes. U.S.-resident REIT Unitholders directly or indirectly owning an interest in a PFIC may experience adverse U.S. tax consequences.

  Granite REIT Could Potentially Cease to be Considered Regularly Traded

        Granite REIT expects to be considered to be "regularly traded" for purposes of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), but this determination is made on a quarterly basis. If for any quarter Granite REIT is not considered to be "regularly traded" all Non-U.S.-resident REIT Unitholders, including those holding 5% or smaller interests, would be subject to U.S. federal income tax and U.S. filing requirements upon the disposition of REIT Units.

  U.S. Return Filing Obligation if Granite REIT Recognizes FIRPTA Gain

        Granite REIT intends to manage its affairs so that recognition of a FIRPTA Gain is minimized. However, if Granite REIT recognizes FIRPTA Gain, Non-U.S.-resident REIT Unitholders will be subject to U.S. federal income tax and U.S. income tax return filing obligations.

  Potential Uncertainty as to the Availability of Treaty Benefits to Distributions from Granite America

        Treaty-reduced rates of withholding tax on Fixed, Determinable, Annual, Periodical (FDAP) payments are not available under the Treaty if REIT Unitholders are not considered the beneficial owners of the income earned by Granite REIT or are not considered to have derived such income within the meaning of the applicable Treasury Department regulations. Granite REIT believes that REIT Unitholders will be treated as deriving the income earned by Granite REIT and as the beneficial owners of such income. If REIT Unitholders were not considered the beneficial owners of Granite REIT's income for these purposes, distributions from Granite REIT America Inc. ("Granite America"), an indirect Delaware subsidiary of Granite REIT that holds the U.S. assets of Granite REIT and that will elect to be treated as a REIT for U.S. federal income tax purposes, as of January 1, 2013, to Granite REIT would not be eligible for a reduced rate of withholding tax.

  Potential Application of Stapled Entity Rules

        Under section 269B of the Code certain entities that are treated as "stapled entities" are subject to adverse effects. Granite GP should not be treated as stapled to Granite America under current law. If Granite GP nevertheless were treated as stapled to Granite America for these purposes, Granite America and Granite GP could be treated as one entity, which could potentially result in Granite America failing to qualify as a REIT and could reduce the amount of available distributions to Granite REIT (and ultimately to REIT Unitholders).

  Granite America's Status as a U.S. REIT

        As of January 1, 2013, Granite America qualified as a REIT for U.S. federal income tax purposes. REITs are subject to numerous requirements, including requirements relating to the character of their income and assets. If Granite America fails to qualify as a REIT for U.S. federal income tax purposes in 2013 or in a future year, it would be subject to U.S. federal income tax as an entity, and distributions to Granite REIT (and ultimately to REIT Unitholders) could be reduced.

Risks Relating to the Stapled Unit Real Estate Investment Trust Structure

Cash Distributions Are Not Guaranteed and will Fluctuate with the Performance of the Business

        Although Granite intends to distribute the majority of the consolidated income it earns, less expenses and amounts, if any, paid by Granite REIT in connection with the redemption of REIT Units, the actual amount of distributions paid in respect of the REIT Units will depend upon numerous factors, all of which are susceptible to a number of risks and uncertainties beyond the control of Granite. We may also determine to retain cash reserves in certain of our subsidiaries for the proper conduct of our business. Adding to these reserves in any year would reduce the amount of distributable cash and, hence, of cash available for distributions in that year. Accordingly, there can be no assurance regarding the actual levels of distributions by Granite.

Structural Subordination of the REIT Units

        In the event of a bankruptcy, liquidation or reorganization of Granite LP or its subsidiaries, holders of certain of their indebtedness (including financial institutions and holders of 2016 Debentures and 2018 Debentures) and certain trade creditors will generally be entitled to payment of their claims from the assets from such entities before any assets are made available for upstream distribution, eventually to Granite REIT or Granite GP. GP Shares and REIT Units will be effectively subordinated to the credit facilities and most of the other indebtedness and liabilities of Granite LP and its subsidiaries. None of Granite LP or its subsidiaries will be limited (other than pursuant to their credit facilities or other debt instruments, including the Credit Facilities (as defined under "Credit Facility and Indebtedness — Credit Facility"), the 2004 Indenture and 2013 Indenture (each as defined under "Credit Facility and Indebtedness — Other Unsecured Indebtedness") in their respective ability to incur secured or unsecured indebtedness.

Limitation on Non-Resident Ownership

        The Declaration of Trust imposes various restrictions on holders of REIT Units (which apply regardless of whether the REIT Units are held in the form of Stapled Units). REIT Unitholders that are Non-Residents (as defined below) are prohibited from beneficially owning more than 49% of REIT Units (on a non-diluted and fully-diluted basis). These restrictions may limit (or inhibit the exercise of) the rights of certain persons, including persons who are not residents of Canada for purposes of the Tax Act ("Non-Residents") and non-Canadians, to acquire Stapled Units or REIT Units, to exercise their rights as REIT Unitholders and to initiate and complete take-over bids in respect of the Stapled Units or REIT Units. As a result, these restrictions may limit the demand for Stapled Units or REIT Units from certain persons and thereby adversely affect the liquidity and market value of the Stapled Units or REIT Units held by the public. See "Declaration of Trust and Description of REIT Units — Limitations on Non-Resident Ownership of REIT Units".

Non-Canadian Holders of Stapled Units will be subject to foreign currency risk associated with our distributions.

        Holders of Stapled Units residing in countries where the Canadian dollar is not the functional currency will be subject to foreign currency risk associated with our distributions, which are denominated in Canadian dollars.

Dependence on Granite LP

        Granite REIT is an open-ended, limited purpose trust which is, for purposes of its income, entirely dependent on Granite LP, and in turn on its subsidiaries. Although Granite REIT intends to distribute the majority of the consolidated income earned by Granite REIT, less expenses and amounts, if any, paid by Granite REIT in connection with the redemption of REIT Units, there can be no assurance regarding Granite REIT's ability to make distributions, which remains dependent upon the ability of Granite LP to pay distributions or returns of capital in respect of the Granite LP Units, which ability, in turn, is dependent upon the operations and assets of Granite LP's subsidiaries.

Unpredictability and Volatility of Stapled Unit Price

        A publicly-traded real estate investment trust will not necessarily trade at values determined by reference to the underlying value of its business. The prices at which the Stapled Units (or REIT Units, after an Event of Uncoupling) will trade cannot be predicted. The market price of the Stapled Units (or REIT Units, after an Event of Uncoupling) could be subject to significant fluctuations in response to variations in quarterly operating results, distributions and other factors. The annual yield on the Stapled Units (or REIT Units, after an Event of Uncoupling) as compared to the annual yield on other financial instruments may also influence the price of Stapled Units (or REIT Units, after an Event of Uncoupling) in the public trading markets. In addition, the securities markets have in the past experienced and may in the future experience significant price and volume fluctuations from time to time unrelated or disproportionate to the operating performance of particular issuers.

These broad fluctuations may adversely affect the market price of the Stapled Units (or REIT Units, after an Event of Uncoupling).

Nature of REIT Units

        Granite REIT's principal assets are limited partnership interests in Granite LP. Each REIT Unit represents an equal, undivided, beneficial interest in Granite REIT and does not represent a direct investment in Granite REIT's assets and should not be viewed by investors as direct securities of Granite REIT's assets.

        The REIT Units are not "deposits" within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of that Act or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on or intend to carry on the business of a trust company. In addition, although Granite REIT is intended to qualify as a "mutual fund trust" as defined by the Tax Act, Granite REIT will not be a "mutual fund" as defined by applicable securities legislation.

        Securities like the REIT Units are hybrids in that they share certain attributes common to both equity securities and debt instruments. The REIT Units do not represent a direct investment in the business of Granite LP and should not be viewed by investors as shares or interests in such entity or any other company. The REIT Units do not represent debt instruments and there is no principal amount owing to REIT Unitholders under the REIT Units.

        The rights of REIT Unitholders are based primarily on the Declaration of Trust. There is no statute governing Granite REIT's affairs equivalent to the BCBCA or which sets out the rights and entitlements of shareholders of corporations in various circumstances. As such, REIT Unitholders will not have the statutory rights with respect to Granite REIT normally associated with ownership of shares of a corporation including, for example, the right to bring "oppression" or "derivative" actions. As well, Granite REIT may not be a recognized entity under certain existing insolvency legislation such as the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors' Arrangement Act (Canada) and thus the treatment of REIT Unitholders upon an insolvency is uncertain.

Redemption Right

        It is anticipated that the redemption right will not be the primary mechanism for holders of Stapled Units to liquidate their investment. Upon a redemption of REIT Units, the Trustees may distribute cash or Unit Redemption Assets (as defined under "Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right") to the redeeming REIT Unitholders, subject to obtaining any required regulatory approvals and complying with the requisite terms and conditions of such approvals. The property so distributed may not be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, registered disability savings plans, registered education savings plans, tax-free savings accounts and deferred profit sharing plans, each within the meaning of the Tax Act (collectively, "Exempt Plans") depending upon the circumstances at the time.

        Additionally, such securities, if any, are not expected to be listed on any stock exchange and no established market is expected to develop in such securities and they may be subject to resale restrictions under applicable securities laws.

Dilution

        Granite may issue an unlimited number of Stapled Units for the consideration and on those terms and conditions as are established by the Trustees of Granite REIT and the Directors of Granite GP without the approval of any holders of Stapled Units. Any further issuance of Stapled Units will dilute the interests of existing holders.

REIT Unitholder Liability

        The Declaration of Trust provides that no REIT Unitholders, in such capacity, will be subject to any liability for, among other things, the obligations, liabilities or activities of Granite REIT. In addition, legislation has been enacted in the Province of Ontario and certain other provinces that is intended to provide REIT Unitholders in those provinces with limited liability. However, there remains a risk, which management of Granite REIT considers to be remote in the circumstances, that a REIT Unitholder could be held personally liable for the obligations of Granite REIT to the extent that claims are not satisfied out of the assets of Granite REIT.

Uncoupling of Stapled Units

        An "Event of Uncoupling" shall occur only: (a) in the event that REIT Unitholders vote in favour of the uncoupling of REIT Units and GP Shares such that the two securities will trade separately; or (b) at the sole discretion of the Trustees or the directors of Granite GP, but only in the event of the bankruptcy, insolvency, winding-up or reorganization (under an applicable law relating to insolvency) of Granite REIT or Granite GP or the taking of corporate action by Granite REIT or Granite GP in furtherance of any such action or the admitting in writing by Granite REIT or Granite GP of its inability to pay its debts generally as they become due. As a result of changes in applicable Canadian, U.S. or other foreign tax laws, or otherwise, it may become desirable to uncouple REIT Units and GP Shares such that the two securities trade separately. There can be no guarantee that such an uncoupling will be accomplished in a timely manner, or at all, and we may incur significant expenditures related to administrative expenses, legal and tax advice, in respect of holding a meeting of REIT Unitholders or otherwise to effect an uncoupling of REIT Units and GP Shares. The market value of the Stapled Units may decline significantly if a desirable uncoupling cannot be effected in a timely manner, or at all.

DESCRIPTION OF STAPLED UNITS

        The Stapled Units consist of one REIT Unit and one GP Share. The Declaration of Trust and Articles of Granite GP each contain provisions to achieve the "stapling" of the REIT Units and the GP Shares until such time as an Event of Uncoupling occurs. See "Declaration of Trust and Description of REIT Units — Allotment and Issue of REIT Units", "Declaration of Trust and Description of REIT Units — Transferability and Stapling of REIT Units" and "Granite GP Capital Structure".

        An "Event of Uncoupling" shall occur only: (a) in the event that REIT Unitholders vote in favour of the uncoupling of REIT Units and GP Shares such that the two securities will trade separately; or (b) at the sole discretion of the Trustees or the directors of Granite GP, but only in the event of the bankruptcy, insolvency, winding-up or reorganization (under an applicable law relating to insolvency) of Granite REIT or Granite GP or the taking of corporate action by Granite REIT or Granite GP in furtherance of any such action or the admitting in writing by Granite REIT or Granite GP of its inability to pay its debts generally as they become due.

Support Agreement

        The following is a summary of certain provisions of the Support Agreement and does not purport to be complete and is subject to, and is qualified in its entirety, by reference to the Support Agreement, as filed on SEDAR.

        Pursuant to the Declaration of Trust and the Articles of Granite GP, at all times, each REIT Unit must be "stapled" to a GP Share unless there is an Event of Uncoupling. As part of the 2013 Arrangement, Granite REIT and Granite GP entered into a support agreement dated as of January 3, 2013 (the "Support Agreement") which contains provisions that facilitate the Stapled Unit structure.

        Among other things, the Support Agreement provides for:

  (a)
  coordination of the declaration and payment of distributions by Granite REIT and dividends by Granite GP so as to provide, unless otherwise agreed, for simultaneous record dates and payment dates;

  (b)
  coordination between the parties so as to permit them to perform their respective obligations pursuant to the Declaration of Trust, the Articles of Granite GP, equity-based compensation plans, any dividend or distribution re-investment plan and any unitholder rights plan;

  (c)
  for each party to take all such actions and do all such things as are necessary or desirable to enable and permit the other party to perform its obligations arising under any right, warrant, option or other convertible security and enable the delivery of Stapled Units thereunder or in connection therewith; and

  (d)
  for each party to take all such actions and do all such things as are necessary or desirable to issue REIT Units or GP Shares, as applicable, simultaneously (or as close to simultaneously as possible) with the issue of GP Shares or REIT Units, as applicable, and to otherwise ensure at all times that each holder of a particular number of REIT Units holds an equal number of GP Shares, including participating in and cooperating with any public or private distribution of Stapled Units by, among other things, signing prospectuses or other offering documents.

        Under the Support Agreement, the parties have agreed to keep each other informed of potential issues of securities, consult with each other and cooperate in connection with such an issue. The Support Agreement provides for coordination and cooperation of the parties in the event of any repurchase of, or offer to repurchase, Stapled Units, and prevents Granite GP from repurchasing, or offering to repurchase, GP Shares, and Granite REIT from repurchasing, or offering to repurchase, REIT Units, unless the other party simultaneously repurchases, or offers to repurchase, its component part of the applicable Stapled Units.

        The Support Agreement contains provisions to facilitate the preparation and filing of combined financial statements of Granite REIT and Granite GP and other public disclosure documents containing disclosure about Granite REIT and Granite GP. The parties are required to cooperate with each other in the preparation of combined financial statements and other public disclosure documents; provide relevant financial and other information to each other; maintain a consistent financial presentation, to the extent appropriate and practicable in accordance with applicable accounting principles; and maintain the same fiscal year end. The Support Agreement also provides for the cooperation and coordination of the parties in calling and holding meetings of holders of REIT Units and GP Shares, respectively, including having the same record dates and meeting dates, holding concurrent or sequential meetings and cooperating in the preparation of a management information circular and other meeting materials.

DECLARATION OF TRUST AND DESCRIPTION OF REIT UNITS

        The following is a summary of certain provisions of the Declaration of Trust and does not purport to be complete and is subject to, and is qualified in its entirety, by reference to the Declaration of Trust, as filed on SEDAR.

REIT Units

        The beneficial interests in Granite REIT are represented and constituted by a single class of "trust units". An unlimited number of REIT Units may be issued pursuant to the Declaration of Trust. Each REIT Unit represents an equal undivided beneficial interest in any distributions by Granite REIT, whether of net income, net realized capital gains or other amounts and, in the event of termination of Granite REIT, in the net assets of Granite REIT remaining after satisfaction of all liabilities, and no REIT Unit has any preference or priority over any other.

        No REIT Unitholder is entitled to call for any partition or division of Granite REIT's property or for a distribution of any particular asset forming part of Granite REIT's property or of any particular monies or funds received by the Trustees. The legal ownership of the property of Granite REIT and the right to conduct the activities and operations of Granite REIT are vested exclusively in the Trustees, and no REIT Unitholder has or is deemed to have any right of ownership in any of the property of Granite REIT, except as a beneficiary of Granite REIT and as specifically provided in the Declaration of Trust.

        REIT Unitholders may attend and vote at all meetings of the REIT Unitholders, either in person or by proxy, and each REIT Unit is entitled to one vote at all such meetings or in respect of any written resolution of REIT Unitholders.

        Subject to applicable regulatory approval, the issued and outstanding REIT Units may be subdivided or consolidated from time to time by the Trustees without REIT Unitholder approval, provided that if an Event of Uncoupling has not occurred, the REIT Units shall not be subdivided or consolidated unless immediately following such subdivision or consolidation there will be issued and outstanding an equal number of REIT Units and GP Shares.

        The REIT Units are not "deposits" within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of such Act or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on the business of a trust company.

Allotment and Issue of REIT Units

        The consideration for any REIT Unit must be paid in one or more of money, property or past services performed for or for the direct or indirect benefit of Granite REIT, the value of which consideration received by Granite REIT, as determined by the Trustees, equals or exceeds the issue price set for the REIT Unit. Subject to the foregoing and the restrictions noted at "— Limitations on Non-Resident Ownership of REIT Units", the Trustees may allot and issue REIT Units at such time or times and in such manner (including pursuant to any reinvestment plan relating to distributions of Granite REIT or dividends of Granite GP, equity-based compensation plans of Granite REIT, Granite GP or their respective affiliates or pursuant to a unitholder rights plan of Granite REIT and/or shareholder rights plan of Granite GP), and for such consideration and to such person, persons or class of persons as the Trustees in their sole discretion shall determine, provided that, if an Event of Uncoupling has not occurred, no REIT Unit may be issued to any person unless (a) a GP Share is simultaneously issued to such person or (b) Granite REIT has arranged that REIT Units will be consolidated (subject to any applicable regulatory approval) immediately after such issuance, such that each holder of a REIT Unit will hold an equal number of REIT Units and GP Shares immediately following such consolidation. REIT Units may be issued and sold on an instalment basis, in which event beneficial ownership of such REIT Units may be represented by instalment receipts, but shall otherwise be non-assessable. REIT Units may also be issued in satisfaction of any non-cash distribution by Granite REIT to the REIT Unitholders.

        The Trustees may also create and issue rights, warrants or options or other instruments or securities (including, subject to the provisions summarized under "Investment Guidelines and Operating Policies of Granite REIT", debt securities) exercisable for, convertible into, exchangeable for or otherwise pursuant to which a holder may subscribe for, acquire or receive payment in, fully paid REIT Units and, provided that an Event of Uncoupling has not occurred, Stapled Units.

Transferability and Stapling of REIT Units

        Provided that an Event of Uncoupling has not occurred, each REIT Unit may be transferred only together with a GP Share and, in the event that Granite GP (a) subdivides, re-divides or changes the then outstanding GP Shares into a greater number of GP Shares, (b) reduces, combines, consolidates or changes the then outstanding GP Shares into a lesser number of GP Shares, or (c) reclassifies or otherwise changes the GP Shares, Granite REIT (subject to any applicable regulatory approval) shall cause a corresponding change to simultaneously be made to, or in, REIT Units unless such event does not result in a holder of a GP Share holding an unequal number of GP Shares and REIT Units (including if a dividend or distribution by Granite GP in the form of GP Shares, or issuance by Granite GP of GP Shares, which, in each case, is followed immediately by a consolidation after which each holder of a REIT Unit holds an equal number of GP Shares). See also "— Limitations on Non-Resident Ownership of REIT Units".

        No transfer of REIT Units shall be effective as against the Trustees or shall be in any way binding upon the Trustees until the transfer has been recorded on the register to be maintained by Granite REIT's registrar and transfer agent.

Purchases of REIT Units

        Granite REIT may purchase or otherwise acquire at any time, in each case for cancellation, the whole or from time to time any part of the outstanding REIT Units, at a price per REIT Unit and on a basis determined by the Trustees in compliance with all applicable securities laws, regulations or policies and the policies of any applicable stock exchange, provided that, if an Event of Uncoupling has not occurred, Granite GP simultaneously purchases the GP Shares stapled to the REIT Units that Granite REIT seeks to purchase or otherwise acquire.

Trustees

Number of Trustees and Quorum

        The Declaration of Trust provides that Granite REIT will have a minimum of three and a maximum of fifteen Trustees.

        The number of Trustees may be fixed within such limits, from time to time, and increased or decreased within such limits, from time to time, by resolution of the Trustees. If the number of Trustees so fixed is increased, the Trustees may, from time to time appoint one or more additional Trustees to fill such a vacancy, provided that the number of additional Trustees so appointed must not at any time exceed: (a) one-third of the number of Trustees in office upon completion of the 2013 Arrangement, if, at the time of the appointments, one or more of the Trustees in office upon completion of the 2013 Arrangement have not yet completed their first term of office; or (b) in any other case, one-third of the number of the current Trustees who were elected or appointed as Trustees other than pursuant to the foregoing.

Trustee Power and Authority

        The Trustees, subject only to the specific limitations contained in the Declaration of Trust, including without limitation those described in "Investment Guidelines and Operating Policies of Granite REIT" and "— Amendments to the Declaration of Trust — Amendments by REIT Unitholders", shall have, without further or other authorization, action or consent and free from any control or direction on the part of REIT Unitholders, full, absolute and exclusive power, control and authority over the assets of Granite REIT and over the activities and operations of Granite REIT to the same extent as if the Trustees were the sole and absolute legal and beneficial owners of such assets in their own right, to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of Granite REIT or the conducting of the activities and operations of Granite REIT.

        In particular, the Trustees have the power and authority to, among other things: (a) retain, invest and re-invest the capital or other funds of Granite REIT in real or personal property of any kind; (b) possess and exercise all the rights, powers and privileges appertaining to the ownership of the property of Granite REIT; (c) increase the capital of Granite REIT at any time by the issuance of additional REIT Units; (d) invest in, purchase or otherwise acquire and hold for investment the entire or any participating interest in notes, debentures, bonds or other obligations which are secured by any mortgages; (e) sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any or all of the property of Granite REIT; (f) enter into leases, contracts, obligations and other agreements; (g) issue any type of debt securities or convertible debt securities and borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes, activities and operations of Granite REIT; (h) guarantee, indemnify or act as surety with respect to payment or performance of obligations of other persons, to the extent, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of Granite REIT or conducting the activities and operations of Granite REIT; (i) lend money or other property of Granite REIT; (j) elect, appoint, engage or employ officers for Granite REIT who may be removed or discharged at the discretion of the Trustees; (k) collect, sue for and receive sums of money coming due to Granite REIT; (l) renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of Granite REIT; (m) to the extent permitted by law, indemnify, or enter into agreements with respect to the indemnification of, the Trustees; (n) except as prohibited by law or the Declaration of Trust, delegate any of the powers and duties of the Trustees; and (o) do all such other acts and things as are incidental to the foregoing, and exercise all powers which are necessary or useful to carry on the activities and operations of Granite REIT, to promote any of the purposes for which Granite REIT is formed and to carry out the provisions of the Declaration of Trust.

Term of Trustees

        Trustees elected or appointed hold office for a term that, subject to the terms of the Declaration of Trust, expires at the conclusion of the next annual meeting of REIT Unitholders or until their successors are elected or appointed, and shall be eligible for election or re-election.

Residency of Trustees and Quorum

        A majority of the Trustees must be resident in Canada for purposes of the Tax Act ("Resident Canadians"). If at any time a majority of the Trustees are not Resident Canadians because of the resignation, removal, death or change in circumstance of any Trustee who was a Resident Canadian, or there are no Trustees who are Resident Canadians, the Trustee or Trustees who are not Resident Canadians shall, immediately before that time, be deemed to have resigned and shall cease to be Trustees with effect from the time of such deemed resignation.

        A quorum of the Trustees will be a majority of the Trustees then holding office, provided that a majority of Trustees present are Resident Canadians.

        A majority of meetings of the Trustees in each calendar year must be held in Canada.

Resignation, Removal and Death of Trustees

        A Trustee may resign at any time and such resignation shall take effect on the date notice is given or at any later time specified in the notice. A Trustee may be removed at any time (a) with or without cause by a majority of the votes cast at a meeting of REIT Unitholders or (b) by the other Trustees if the Trustee is convicted of an indictable offence, or if the Trustee ceases to be qualified to act as a trustee of Granite REIT and does not promptly resign. Any removal of a Trustee shall take effect immediately following the aforesaid vote or resolution.

Vacancies

        The resignation, deemed resignation, removal or death of a Trustee, or failure of the REIT Unitholders to elect some, but not all, of the required number of Trustees, shall cause a vacancy to occur and a majority of the Trustees continuing in office may fill such a vacancy; provided that, if such vacancy arises as a result of removal of a Trustee by REIT Unitholders, such vacancy may be filled by the REIT Unitholders electing a replacement Trustee at the meeting at which the Trustee is removed. If REIT Unitholders fail to elect any Trustees, the Trustees then in office will continue to hold office, subject to the terms of the Declaration of Trust.

        Until vacancies resulting from the resignation, deemed resignation, removal or death of a Trustee are filled (through election by REIT Unitholders, appointment by the remaining Trustees or otherwise in accordance with the Declaration of Trust), the remaining Trustee or Trustees (even if less than a quorum) may exercise the powers of the Trustees under the Declaration of Trust.

        If at any time the number of Trustees is less than the required number and the remaining Trustee or Trustees fail or are unable to appoint one or more additional Trustees or if, upon the deemed resignation of one or more Trustees there would be no Trustees, then the Trustees then in office shall promptly call a special meeting of REIT Unitholders to fill the vacancies (and conduct such other business, if any, that may be dealt with at that meeting) and, if they fail to call a meeting or if there are no Trustees then in office, the meeting may be called by any REIT Unitholder.

Standard of Care of Trustees, Indemnification and Limitations of Liability

        The Declaration of Trust provides that that the Trustees shall exercise their powers and carry out their functions thereunder honestly and in good faith with a view to the best interests of Granite REIT and the REIT Unitholders and that in connection therewith the Trustees shall exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

        The Declaration of Trust provides that the Trustees shall at all times be indemnified and saved harmless out of the property of Granite REIT from and against losses which the Trustees may suffer, sustain, incur or be required to pay as a result of, or in connection with any claim for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other losses which they sustain or incur in or about or in relation to the activities and operations of Granite REIT, unless: (a) at the time that the indemnity or payment is made, Granite REIT was prohibited from giving the indemnity or paying the expenses by the then governing declaration of trust; (b) in relation to the subject matter of any proceeding or investigation for which indemnification is sought, the Trustee did not act honestly and in good faith with a view to the best interests of Granite REIT and the REIT Unitholders; or (c) in the case of any criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee did not have reasonable grounds for believing that the Trustee's conduct in respect of which the proceeding was brought was lawful. The Declaration of Trust also provides, in certain circumstances, for the advance of funds to a Trustee and repayment of such funds to Granite REIT.

        Pursuant to the Declaration of Trust none of the Trustees or any agent of Granite REIT shall be liable to Granite REIT or any REIT Unitholder or former REIT Unitholder for (a) any action taken in good faith in reliance on any documents that are, prima facie, properly executed, (b) any depreciation of, or loss to, Granite REIT incurred by reason of the sale of any security, (c) the loss or disposition of monies or securities, or (d) any other action or failure to act, including the failure to compel in any way any former or acting Trustee to redress any breach of trust or any failure by any person to perform obligations or pay monies owed to Granite REIT, except for a breach of the duties and standard of care, diligence and skill set out above. If the Trustees have retained an appropriate expert or advisor with respect to any matter connected with their duties under the Declaration of Trust, the Trustees may in good faith act or refuse to act based on the advice of such expert or advisor and, notwithstanding any provision of the Declaration of Trust, including the duties and standard of care, diligence and skill set out above, the Trustees will not be liable for any action or refusal to act in good faith based on the advice of any such expert or advisor which it is reasonable to conclude is within the expertise of such expert or advisor to give. The Declaration of Trust further provides that (a) subject to the duties and standard of care, diligence and skill set out above, none of the Trustees nor any agent of Granite REIT shall be subject to any liability in their personal capacities for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to Granite REIT or in respect to the activities of Granite REIT, (b) other than the property and assets of Granite REIT, no property or assets of the Trustees, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations of Granite REIT under the Declaration of Trust or under any other agreements and no recourse with respect to such obligations may be had or taken, directly or indirectly, against the Trustees in any capacity other than their capacity as trustees of Granite REIT or against any successor, heir, executor, administrator or legal representative of the Trustees and (c) Granite REIT shall be solely liable therefor and resort shall be had solely to the property and assets of Granite REIT for payment or performance thereof.

        The Declaration of Trust also provides that the foregoing matters in this paragraph will apply mutatis mutandis to each individual who: (a) is or was an officer of Granite REIT; (b) was a Trustee; (c) is or was, or holds or held a position equivalent to that of, a director or officer of Granite GP or of a person at a time when that person is or was an affiliate of Granite REIT or of Granite GP; (d) at the request of Granite REIT or Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a person; and (e) the heirs and personal or other legal representatives of any of the foregoing individuals or an individual who is a Trustee. Granite REIT shall also indemnify any such persons in such other circumstances as the Declaration of Trust or law permits or requires.

REIT Unit Redemption Right

        REIT Units are redeemable at any time on demand by the holders thereof; provided that, prior to an Event of Uncoupling, a REIT Unit may only be redeemed together with retraction by the holder of a GP Share forming part of the applicable Stapled Unit. A REIT Unitholder who wishes to exercise the redemption right is required to duly complete and properly execute a notice, in a form approved by the Trustees, requiring Granite REIT to redeem that number of REIT Units specified in the notice, which notice shall be sent to the head office of Granite REIT or any principal office of the transfer agent in respect of REIT Units. No form or manner of completion or execution of a notice shall be sufficient unless the same is in all respects satisfactory to the Trustees and is accompanied by any further evidence that the Trustees may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

        On Granite REIT's acceptance of the notice to redeem REIT Units, the REIT Unitholder shall thereafter cease to have any rights with respect to the REIT Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the REIT Unitholders of record on a date which is subsequent to the day of receipt by Granite REIT of such notice. REIT Units shall be deemed to be tendered for redemption on the date (the "Unit Redemption Date") that Granite REIT has, to the satisfaction of the Trustees, received the notice and other required documents or evidence. All REIT Units redeemed by Granite REIT will be cancelled.

        A REIT Unitholder shall, upon Granite REIT's receipt of a valid redemption notice, be entitled to be paid, in respect of each REIT Unit so tendered for redemption an amount per REIT Unit (the "Unit Redemption Price") equal to:

  (a)
  prior to an Event of Uncoupling, the amount by which the lesser of:

  (i)
  95% of the "market price" of a Stapled Unit on the TSX (or, if not traded on the TSX, another applicable principal market), during the 10-trading day period commencing immediately after the Unit Redemption Date; and

  (ii)
  the "closing market price" of a Stapled Unit on the TSX (or, if not traded on the TSX, another applicable principal market), on the Unit Redemption Date;

exceeds the retraction price of a GP Share on the Unit Redemption Date; or

  (b)
  following an Event of Uncoupling, the lesser of:

  (i)
  95% of the "market price" of a REIT Unit on the TSX (or, if not traded on the TSX, another applicable principal market), during the 10-trading day period commencing immediately after the Unit Redemption Date; and

  (ii)
  the "closing market price" of a REIT Unit on the TSX (or, if not traded on the TSX, another applicable principal market), on the Unit Redemption Date.

        For the purposes of the foregoing,

  (a)
  the "market price" of a Stapled Unit (or REIT Unit) will be an amount equal to the volume weighted average of the trading prices of the Stapled Units (or REIT Units) for each of the trading days on which there was a trade of Stapled Units (or REIT Units) during the specified 10-trading day period; provided that if there was trading on the applicable exchange or market for fewer than five of the 10 trading days, the "market price" shall be the simple average of the following prices established for each of the 10 trading days: for each day on which there was no trading, the average of the last bid and ask prices; and for each day that there was trading, the volume weighted average trading price of the Stapled Units (or REIT Units); and

  (b)
  the "closing market price" of a Stapled Unit (or REIT Unit) for a particular date shall be an amount equal to: (i) the closing price of the Stapled Units (or REIT Units) if there was a trade on that date and the exchange or market provides a closing price; (ii) the average of the highest and lowest prices of Stapled Units (or REIT Units) if there was trading and the exchange or other market provides only the highest and lowest trading prices of Stapled Units (or REIT Units) traded on that date; and (iii) the average of the last bid and last ask prices of the Stapled Units (or REIT Units) if there was no trading on that date.

        The aggregate cash redemption price payable by Granite REIT in respect of all REIT Units tendered for redemption during any calendar month shall be satisfied by way of a cash payment on or before the last day of the calendar month following the month in which the REIT Units were tendered for redemption, provided that such entitlement to receive cash shall not be applicable to REIT Units tendered for redemption by a REIT Unitholder, if:

  (a)
  the total amount payable by Granite REIT in respect of REIT Units tendered for redemption in a calendar month and the total amount payable by Granite GP in respect of GP Shares tendered for retraction in the same calendar month exceeds $100,000; provided that the Trustees may, in their sole discretion, waive such limitation in respect of all REIT Units tendered for redemption in any calendar month;

  (b)
  at the time the REIT Units are tendered for redemption, the outstanding REIT Units or, prior to an Event of Uncoupling, Stapled Units are not listed for trading or quoted on any stock exchange or market which, in the sole discretion of the Trustees, provides representative fair market value prices for the REIT Units or Stapled Units, as the case may be; or

  (c)
  the normal trading of the outstanding REIT Units or, prior to an Event of Uncoupling, Stapled Units is suspended or halted on any stock exchange on which the REIT Units or Stapled Units, as applicable, are listed for trading or, if not so listed, on any market on which the REIT Units or Stapled Units, as applicable, are quoted for trading, on the Unit Redemption Date for such REIT Units or for more than five trading days during the 10-trading day period commencing immediately after the Unit Redemption Date for such REIT Units.

        If a REIT Unitholder is not entitled to receive its entire redemption price in cash upon the redemption of REIT Units as a result of one or more of the foregoing limitations, then each REIT Unit tendered for redemption will, subject to any applicable regulatory approvals, be paid and satisfied by way of a distribution in specie to such REIT Unitholder consisting of notes of Granite LP or another subsidiary of Granite LP having a net asset value in excess of $50 million, having a maturity date of 10 years from their date of issue, a principal amount equal to the applicable Unit Redemption Price and an interest rate which, as determined by the general partner of Granite LP, (or, following an Event of Uncoupling, by the Trustees), will result in such notes having a fair market value equal to their principal amount (such notes, the "Unit Redemption Assets"). The Unit Redemption Price payable in respect of such REIT Units tendered for redemption during any month shall be paid by the transfer of the Unit Redemption Assets, to or to the order of the REIT Unitholder who exercised the right of redemption, on or before the last business day of the calendar month following the month in which the REIT Units were tendered for redemption. No principal amount of Redemption Assets that is not an integral multiple of $10 will be distributed and, where Redemption Assets to be received by a former REIT Unitholder include a principal amount that is not an integral multiple of $10, the principal amount of such Redemption Assets shall be rounded to the nearest integral multiple of $10 (with $5 being rounded up).

Meetings of REIT Unitholders

        The Declaration of Trust provides that there shall be an annual meeting of the REIT Unitholders at such time and place in Canada as the Trustees shall prescribe for the purpose of electing Trustees, appointing the auditors of Granite REIT and transacting such other business as the Trustees may determine or as may properly be brought before the meeting. The annual meeting of REIT Unitholders may be held at the same time and place as the annual meeting of holders of GP Shares.

        A meeting of REIT Unitholders may be convened at any time and place and for any purpose by the Granite REIT Trustees and must be convened (subject to, and on the same terms, conditions and exceptions which apply to a corporation governed by the BCBCA), if requisitioned by REIT Unitholders holding in the aggregate not less than 5% of the outstanding REIT Units.

        REIT Unitholders may attend and vote at all meetings of the REIT Unitholders either in person or by proxy and a proxyholder need not be a REIT Unitholder. The quorum of REIT Unitholders for the transaction of business at a meeting of REIT Unitholders shall exist where two or more REIT Unitholders holding REIT Units carrying not less than 25% of the number of votes attached to all REIT Units entitled to be voted at such meeting are present in person or represented by proxy. The Declaration of Trust contains further provisions as to quorum, the notice required and other procedures with respect to the calling and holding of meetings of REIT Unitholders.

        The Declaration of Trust provides that none of the following shall occur unless the same has been duly approved by the REIT Unitholders at a meeting duly called and held:

  (a)
  subject to certain exceptions (see "— Trustees"), the appointment, election or removal of Trustees;

  (b)
  the appointment or removal of auditors of Granite REIT;

  (c)
  any amendment to the Declaration of Trust (except as noted at "Investment Guidelines and Operating Policies of Granite REIT — Amendments to Investment Guidelines and Operating Policies" or "— Amendments to the Declaration of Trust — Amendments by Trustees"); or

  (d)
  the matters noted at "— Amendments to the Declaration of Trust — Amendments by REIT Unitholders".

        Except with respect to the matters specified above or as noted under "— Amendments to the Declaration of Trust — Amendments by REIT Unitholders", no vote of the REIT Unitholders will in any way bind the Trustees.

Limitations on Non-Resident Ownership of REIT Units

        At no time may more than 49% (on either a basic or fully-diluted basis) of the REIT Units be held for the benefit of any Non-Residents or partnerships that are not Canadian partnerships within the meaning of the Tax Act ("Non-Resident Beneficiaries"). The Trustees may require declarations as to the jurisdictions in which beneficial owners of REIT Units are resident or declarations from holders of REIT Units as to whether such REIT Units are held for the benefit of Non-Resident Beneficiaries. If the Trustees become aware that more than 49% (on either a basic or fully-diluted basis) of the REIT Units then outstanding are, or may be, held for the benefit of Non-Resident Beneficiaries or that such a situation is imminent, the Trustees may cause Granite REIT to make a public announcement thereof and shall not accept a subscription for REIT Units from or issue or register a transfer of REIT Units to a person unless the person provides a declaration that the person is not a Non-Resident (or, in the discretion of the Trustees, that the person is not a Non-Resident Beneficiary) and does not hold its REIT Units for a Non-Resident Beneficiary. If, notwithstanding the foregoing, the Trustees determine that more than 49% of the REIT Units (on either a basic or fully-diluted basis) are held for the benefit of Non-Resident Beneficiaries, the Trustees may cause Granite REIT to send a notice to Non-Resident holders of REIT Units, chosen in inverse order to the order of acquisition or registration or in such manner as the Trustees may consider equitable and practicable, requiring them to sell their REIT Units or a portion thereof within a specified period of not more than 60 days. If the REIT Unitholders receiving such notice have not sold the specified number of REIT Units or provided the Trustees with satisfactory evidence that they are not Non-Residents and do not hold their REIT Units for the benefit of Non-Resident Beneficiaries within such period, the Trustees may cause Granite REIT to sell such REIT Units on behalf of such REIT Unitholders and, in the interim, the voting and distribution rights attached to such REIT Units shall be suspended. Upon such sale the affected holders shall cease to be holders of REIT Units and their rights shall be limited to receiving the net proceeds from such sale.

Amendments to the Declaration of Trust

Amendments by REIT Unitholders

        Except as noted below, the Declaration of Trust may be amended by the vote of a majority of the votes cast at a meeting of REIT Unitholders called for that purpose.

        The Declaration of Trust provides that none of the following shall occur unless the same has been duly approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of REIT Unitholders duly called and held:

  (a)
  any amendment to change a right with respect to any outstanding REIT Units to reduce the amount payable thereon upon termination of Granite REIT or to diminish or eliminate any voting rights pertaining thereto;

  (b)
  any amendment to the duration or termination provisions of Granite REIT;

  (c)
  any amendment relating to the powers, duties, obligations, liabilities or indemnification of the Trustees;

  (d)
  the uncoupling of Stapled Units to provide for separate trading of the REIT Units and the GP Shares, except as provided for in part (b) of the definition of an Event of Uncoupling;

  (e)
  the termination of Granite REIT;

  (f)
  any sale or transfer of the assets of Granite REIT as an entirety or substantially as an entirety (other than as part of an internal reorganization of the assets of Granite REIT as approved by the Trustees); or

  (g)
  any amendment to the investment guidelines set out under the heading "Investment Guidelines and Operating Policies of Granite REIT — Investment Guidelines" and the operating policies set out under the heading "Investment Guidelines and Operating Policies of Granite REIT — Operating Policies", except as noted under "Investment Guidelines and Operating Policies of Granite REIT — Amendments to Investment Guidelines and Operating Policies".

Amendments by Trustees

        The Declaration of Trust provides that the Trustees may make the following amendments to the Declaration of Trust in their sole discretion and without the approval of REIT Unitholders:

  (a)
  amendments for the purpose of ensuring continuing compliance with applicable laws, regulations, requirements or policies of any governmental authority having jurisdiction over the Trustees or over Granite REIT or the distribution of REIT Units;

  (b)
  amendments which, in the opinion of the Trustees, provide additional protection for REIT Unitholders;

  (c)
  amendments which, in the opinion of the Trustees are necessary or desirable to remove conflicts or inconsistencies in the Declaration of Trust;

  (d)
  amendments which, in the opinion of the Trustees, are necessary or desirable to remove conflicts or inconsistencies between the disclosure in this information circular and the Declaration of Trust;

  (e)
  amendments of a minor or clerical nature or to correct typographical mistakes, ambiguities or manifest omissions or errors which amendments in the opinion of the Trustees are necessary or desirable and not prejudicial to the REIT Unitholders;

  (f)
  such amendments to the Declaration of Trust as the Trustees in their discretion deem necessary or desirable (i) as a result of changes in the taxation laws from time to time which may affect Granite REIT, the REIT Unitholders, annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier, or to qualify for a particular status under taxation laws including to qualify as a "mutual fund trust" or a "real estate investment trust" for purposes of the Tax Act or to otherwise prevent Granite REIT or any of its subsidiaries from becoming subject to taxation under the SIFT Rules (as defined below) or under Part XII.2 of the Tax Act, or (ii) as a result of changes in accounting standards (including the implementation of International Financial Reporting Standards) from time to time which may affect Granite REIT, the REIT Unitholders or annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier;

  (g)
  amendments which in the opinion of the Trustees are not prejudicial to REIT Unitholders and are necessary or desirable (which, for greater certainty, exclude amendments in respect of which a REIT Unitholder vote is specifically otherwise required); and

  (h)
  amendments which in the opinion of the Trustees are necessary or desirable to enable Granite REIT to issue REIT Units for which the purchase price is payable on an instalment basis.

Written Resolutions of REIT Unitholders

        Pursuant to the Declaration of Trust, a resolution signed in writing by REIT Unitholders will be effective, as if it had been passed at a meeting of REIT Unitholders, if: (a) in the case of a resolution of REIT Unitholders that may be approved by the affirmative vote of a majority of the votes cast at a meeting of REIT Unitholders, such resolution is, after being submitted to all of the REIT Unitholders, consented to in writing by REIT Unitholders who, in the aggregate, hold not less than two-thirds of the outstanding Units; and (b) in the case of a resolution of REIT Unitholders that may be approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of REIT Unitholders, such resolution is consented to in writing by all of the REIT Unitholders.

Term of Granite REIT

        Granite REIT has been established for a term that will continue for so long as any of the Granite REIT property is held by the Trustees, unless earlier terminated by the REIT Unitholders (see "— Amendments to the Declaration of Trust — Amendments by REIT Unitholders").

        The Declaration of Trust provides that upon the termination of Granite REIT, the liabilities of Granite REIT will be discharged or provided for with due speed and the net assets of Granite REIT will be liquidated and the proceeds distributed proportionately to the REIT Unitholders, unless some other procedure is provided for by resolution of REIT Unitholders in compliance with the Declaration of Trust. Such distribution may be made in cash or in kind or partly in each, all as the Trustees in their sole discretion may determine.

Acquisition Offers

        The Declaration of Trust contains provisions (consistent with those applicable to Granite GP under the BCBCA) to the effect that if an offer is made to acquire Stapled Units and, within four months after the making of the offer, the offer is accepted by REIT Unitholders who, in aggregate, hold at least 90% of the Stapled Units, other than Stapled Units already held at the date of the offer by, or by a nominee of, the offeror or its affiliates, the offeror will be entitled to acquire the REIT Units held by REIT Unitholders who did not accept the offer, on the terms on which the offeror acquired REIT Units from REIT Unitholders who accepted the offer.

Information and Reports

        The Declaration of Trust provides that within such time period as is acceptable under National Instrument 51-102 — Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto), upon a REIT Unitholder's request or otherwise as required by applicable law, the Trustees will send or make available to REIT Unitholders the audited comparative financial statements for each fiscal year required to be sent or made available to REIT Unitholders under applicable securities laws (including any exemption therefrom, and including combined financial statements of Granite REIT and Granite GP, if and as applicable). Within such time period as is acceptable under National Instrument 51-102 — Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto) after the end of each of the first three fiscal quarters of each year, upon a REIT Unitholder's request or otherwise as required by applicable law, the Trustees will also send or make available the unaudited comparative financial statements for the period then ended required to be sent or made available to REIT Unitholders under applicable securities laws (including any exemption therefrom, and including combined financial statements of Granite REIT and Granite GP, if and as applicable).

        The Trustees will supply REIT Unitholders with any information that may be required by them in connection with their obligations under the Tax Act and equivalent provincial legislation.

Conflict of Interest Provisions

        The Declaration of Trust contains "conflict of interest" provisions that serve to protect REIT Unitholders without creating undue limitations on Granite REIT. The Declaration of Trust contains provisions, similar to those contained in the BCBCA, that require disclosure from a Trustee or officer of Granite REIT in respect of a contract or transaction that (a) is material to Granite REIT, (b) Granite REIT has entered, or proposes to enter, into, and (c) either: (i) the Trustee or officer of Granite REIT has a material interest in; or (ii) is with a person of which the Trustee or officer of Granite REIT is a director or officer or in which the Trustee or officer of Granite REIT has a material interest (each a "Disclosable Interest"). Similar to the BCBCA, the Declaration of Trust provides that a Trustee or officer of Granite REIT does not hold a Disclosable Interest in a contract or transaction merely because, among other reasons: (a) the contract or transaction is an arrangement by way of security granted by Granite REIT for money loaned to, or obligations undertaken by, the Trustee or officer of Granite REIT, or a person in whom the Trustee or officer of Granite REIT has a material interest, for the benefit of Granite REIT or an affiliate of Granite REIT; (b) the contract or transaction relates to an indemnity or insurance for one or more Trustees or officers of Granite REIT in accordance with the Declaration of Trust; (c) the contract or transaction relates to the remuneration of the Trustee or officer of Granite REIT in that person's capacity as a trustee (or director), officer, employee or agent of Granite REIT or of an affiliate of Granite REIT; (d) the contract or transaction relates to a loan to Granite REIT, and the Trustee or officer of Granite REIT, or a person in whom the Trustee or officer of Granite REIT has a material interest, is or is to be a guarantor of some or all of the loan; or (e) the contract or transaction has been or will be made with or for the benefit of a person that is affiliated with Granite REIT and the Trustee or officer of Granite REIT is also a trustee, director or officer of that person or an affiliate of that person. Notwithstanding any of the foregoing, prior to an Event of Uncoupling, no Trustee or officer of Granite REIT will have a Disclosable Interest in a contract or transaction or proposed contract or transaction with Granite REIT solely by virtue of such person being a director or officer of Granite GP or Granite LP or any of their affiliates. The Declaration of Trust will also provide that a Trustee who has such a Disclosable Interest in a contract or transaction into which Granite REIT has entered or proposes to enter is not entitled to vote on any resolution to approve that contract or transaction, unless all the Trustees have such a Disclosable Interest in that contract or transaction, in which case any or all of the Trustees may vote on such resolution, however, subject to certain exceptions, the Trustees will be liable to account to Granite REIT for any profit that accrues to the Trustee under or as a result of such a contract or transaction.

GRANITE GP CAPITAL STRUCTURE

        Granite GP's authorized share capital consists of an unlimited number of GP Shares without par value. Until an Event of Uncoupling occurs, GP Shares will trade together with REIT Units as Stapled Units.

        Holders of GP Shares are entitled to: (a) one vote per share at all meetings of shareholders (except for meetings of holders of another specified class or series of Granite GP shares); (b) receive pari passu with other holders of GP Shares, any dividends as and when declared by the directors of Granite GP; and (c) receive pari passu with other holders of GP Shares the remaining assets of Granite GP available for distribution to Granite GP shareholders in the event of the liquidation, dissolution or winding-up of Granite GP.

        Prior to the occurrence of an Event of Uncoupling, holders of GP Shares can require Granite GP to redeem their GP Shares provided that Stapled Units are in existence at the time at which redemption is sought, and that the holder simultaneously tenders to Granite REIT for redemption an equal number of REIT Units held by the holder. In order to exercise this right of retraction, a holder of GP Shares will have to give the required notice to Granite GP and will be entitled to receive a redemption price per share equal to 0.001% of the lesser of 95% of the "Market Price" and "Closing Market Price" of the Stapled Units, as described above under "Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right".

        Prior to the occurrence of an Event of Uncoupling, (A) a GP Share may only be transferred together with a REIT Unit, and (B) no GP Share may be issued unless (x) it is issued in conjunction with the concurrent issue of a REIT Unit to form a Stapled Unit, or (y) Granite GP has arranged that the GP Shares will be consolidated (subject to any applicable regulatory approval) immediately after such issuance, such that each holder of a GP Share will hold an equal number of GP Shares and REIT Units immediately following such consolidation.

CREDIT FACILITY AND INDEBTEDNESS

Credit Facility

        Granite LP is the borrower in respect of an unsecured senior revolving credit facility (the "Facility") in the amount of $175 million (which may be increased with the consent of lenders participating in such increase provided that no increase beyond $250 million is permitted without the consent of all of the lenders under the Facility). The Facility has been guaranteed by Granite REIT, Granite GP, Granite Canadian Realty LP, Granite US Holdco LP and certain other affiliates of Granite LP. The Facility was established on February 1, 2013 and matures on February 1, 2015, although Granite LP has the option to extend the maturity date by one year to February 1, 2016, subject to the agreement of lenders in respect of a minimum of 66 2/3% of the aggregate amount committed under the Facility. Granite LP is permitted to borrow under the Facility by way of Canadian dollar, U.S. dollar or euro denominated loans or letters of credit. Interest on drawn amounts is calculated based on an applicable margin determined by reference to the external credit rating of Granite REIT and Granite GP, as is a commitment fee in respect of undrawn amounts. Although Granite LP is the borrower under the Facility, the financial covenants which must be satisfied on the basis of the combined and consolidated financial statements of Granite REIT and Granite GP.

        As at December 31, 2013, U.S.$50 million was drawn under the Facility. Granite LP, Granite REIT and Granite GP are in compliance with all of their covenants under the Facility.

Other Unsecured Indebtedness

        Granite Co. issued $265 million outstanding principal amount of 6.05% senior unsecured debentures, series 1 due December 22, 2016 (the "2016 Debentures") under an indenture dated as of December 22, 2004 (as amended, supplemented or otherwise modified from time to time, the "2004 Indenture"). Under the 2013 Arrangement, (i) the 2016 Debenture obligations were transferred to Granite LP, and Granite LP and Granite Europe Limited Partnership ("Fin LP") agreed to be bound by the terms of the 2004 Indenture and of the 2016 Debentures as co-principal debtors, in place of Granite Co., (ii) Granite Co. guaranteed all amounts payable under the 2016 Debentures, (iii) Granite Co. agreed to remain bound as a co-principal debtor, and (iv) Granite REIT and Granite GP guaranteed amounts payable under the 2016 Debentures. Pursuant to the terms of the 2004 Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the consolidated financial statements of Granite Co. In connection with the foregoing, Granite Co., Granite REIT, Granite GP, Granite LP and Fin LP and BNY Trust Company of Canada, as trustee, entered into a supplemental indenture dated January 3, 2013 (the "Supplemental Indenture") to the 2004 Indenture to implement the foregoing.

        On October 2, 2013, Granite LP issued $200 million of 4.613% Series 1 senior unsecured debentures due October 2, 2018 (the "2018 Debentures") under a trust indenture as supplemented by a supplemental indenture providing for, among other things, the creation and issue of the 2018 Debentures (together, the "2013 Indenture"). The 2018 Debentures rank equally with all of Granite REIT's and Granite GP's existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT, Granite GP and certain subsidiaries of Granite LP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2013 Indenture. Pursuant to the terms of the 2013 Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined and consolidated financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2018 Debentures.

        On October 7, 2013, Granite LP entered into a cross currency interest rate swap to exchange the $200 million proceeds and 4.613% interest payments from the 2018 Debentures to euro 142 million at 3.56%. Under the terms of the swap, Granite LP will repay the principal proceeds received of euro 142 million for $200 million on October 2, 2018. The proceeds from the 2018 Debentures and corresponding cross currency interest rate swap were used to finance the European acquisitions.

        As at December 31, 2013, all 2018 Debentures and 2016 Debentures remained outstanding. For further details relating to the attributes and characteristics of the 2018 Debentures and 2016 Debentures, including provisions relating to payments of interest and principal, redemption and purchase for cancellation, covenants, successor companies, defeasance, modification and waiver, please see the full text of the 2013 Indenture and the 2004 Indenture available on SEDAR at www.sedar.com.

Other Secured Indebtedness

        In connection with the acquisition on February 13, 2013 of a 90% interest in two income-producing properties in Logan, New Jersey and Savannah, Georgia, Granite obtained a first mortgage loan from Wells Fargo Bank, National Association, in the amount of U.S.$23.9 million (100% interest). The loan is secured by a first mortgage and deed of trust (and ancillary security) against each of the Savannah and Logan properties. The loan bears interest at a variable rate, adjusted monthly, calculated as 2.5% plus the one-month London InterBank Offered Rate ("LIBOR"), and is repayable by monthly payments of interest only which commenced on March 10, 2013 and end on February 10, 2015, and by monthly payments of interest and principal which commence on March 10, 2015 and end on June 10, 2017. To mitigate the interest rate risk associated with the loan, the subsidiary purchased an interest rate cap relating to 100% of the amount of the loan limiting its exposure to increases in LIBOR to a maximum of 1.50% over the term of the loan. The loan matures on June 10, 2017.

        In connection with the acquisition on May 10, 2013 of a 95% interest in an income-producing property in Portland, Oregon, Granite obtained a first mortgage loan from Wells Fargo Bank, National Association, in the amount of U.S.$12.6 million (100% interest). The loan is secured by a first mortgage and deed of trust (and ancillary security) against the acquired property. The loan bears interest at a variable rate, adjusted monthly, calculated as 2.5% plus LIBOR and is repayable by monthly payments of interest only which commenced on June 10, 2013 and end on May 10, 2018, and by monthly payments of interest and principal commencing on May 10, 2014. To mitigate the interest rate risk associated with the loan, Granite purchased an interest rate cap relating to 100% of the amount of the loan limiting its exposure to increases in LIBOR to a maximum of 1.50% over the term of the loan. The loan matures on May 10, 2018.

        In connection with the acquisition on May 8, 2013 of a 90% interest in development land in Shepherdsville, Kentucky, Granite obtained a construction loan on July 25, 2013 from U.S. Bank National Association in the amount of U.S.$17 million (100% interest). The loan is secured by the acquired property. The proceeds of the loan are intended to be used to pay costs associated with the construction of a building at the property. The maximum amount available under the construction loan may be increased to U.S.$19 million, subject to satisfaction of certain terms and conditions. The construction loan bears interest at a variable rate, adjusted monthly, calculated as 2.25% plus LIBOR. Prior to maturity, interest on the loan will be funded out of loan proceeds. The entire principal of the construction loan matures on July 25, 2016 but there is an option to extend the maturity date for two successive periods to July 25, 2017 and 2018, subject to certain terms and conditions. As at December 31, 2013, U.S.$3.1 million was drawn under the construction loan.

Credit Ratings

        As of March 5, 2014, the 2016 Debentures and the 2018 Debentures each have investment grade ratings of "BBB" with a "Stable" trend, from DBRS Limited ("DBRS") and "Baa3" with a "Positive" outlook, from Moody's Investors Service, Inc. ("Moody's"). Ratings may be subject to revision or withdrawal at any time by the rating organization.

        According to the DBRS rating system, long-term debt rated BBB is of adequate credit quality. The ability and capacity to meet the payment of financial obligations is considered acceptable though the organization may be vulnerable to future events. The DBRS long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories "(high)" and "(low)". The absence of either a "(high)" or "(low)" designation indicates the rating is in the middle of the category.

        According to the Moody's rating system, debt securities rated Baa3 are subject to moderate credit risk and are considered medium grade and as such may possess certain speculative characteristics. Numerical modifiers 1, 2 and 3 are applied to each rating category, with 1 indicating that the obligation ranks in the higher end of the category, 2 indicating a mid-range ranking and 3 indicating a ranking in the lower end of the category. Moody's long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honoured as promised. Such ratings use Moody's Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

        Credit ratings and stability ratings are intended to provide investors with an independent measure of credit quality of an issue of securities. A rating accorded to any securities is not a recommendation to buy, sell, or hold such securities and may be subject to revision or withdrawal at any time by the rating organization which granted such ratings. To our knowledge, as of March 5, 2014, there is no announcement or proposed announcement that is to be made by a rating organization to the effect that the organization is reviewing or intends to revise or withdraw a rating previously assigned.

        Granite has made customary payments of rating fees to DBRS and Moody's in connection with the above-mentioned ratings assigned to the 2016 Debentures and 2018 Debentures, and will continue to make such payments to DBRS and Moody's in the ordinary course from time to time in connection with the confirmation of such ratings and future offerings of certain debt securities of Granite, if any.

DISTRIBUTION AND DIVIDEND POLICY

Distribution Policy of Granite REIT and Granite GP

        Pursuant to the Declaration of Trust, Granite REIT may make distributions as declared from time to time by the Trustees. Any distributions declared in respect of a calendar month (or such other period as determined by the Trustees) will be paid to REIT Unitholders of record as at the close of business on the last business day of the calendar month immediately preceding the month in which the distribution is to be paid (or such other time and date fixed by the Trustees in accordance with the Declaration of Trust). The distribution for any applicable period will be paid on or about the 15th day of the immediately following month (or on such other date as determined by the Trustees in their discretion). In addition, the Declaration of Trust provides that the total amount of distributions due and payable on or before December 31 of any calendar year shall not be less than the amount necessary to ensure that Granite REIT will not be liable to pay income tax under Part I of the Tax Act for such year. The amount, if any, which is required to be distributed to comply with the preceding sentence shall be due and payable, on the earlier of the last distribution date in respect of each year and December 31 of such year, to REIT Unitholders of record on that date, and such amount will be payable in cash unless the Trustees determine in their absolute discretion to pay such amount in REIT Units.

        Where the Trustees determine that Granite REIT does not have available cash in an amount sufficient to pay the full amount of any distribution or where the Trustees otherwise determine in their absolute discretion that all or a portion of a distribution should not be paid in cash, the payment may, at the option of the Trustees, include the issuance of additional REIT Units, or fractions of REIT Units, if necessary, having a fair market value as determined by the Trustees equal to the difference between the amount of such distribution and the amount of cash which either has been determined by the Trustees in their absolute discretion to be available, or which the Trustees have otherwise determined shall be distributed in their absolute discretion, as the case may be, for the payment of such distribution. The Declaration of Trust further provides that immediately after a distribution made in REIT Units in accordance with the foregoing, the number of outstanding REIT Units will be consolidated so that each REIT Unitholder will hold after the consolidation the same number of REIT Units as the REIT Unitholder held before the REIT Unit distribution.

        Currently, Granite REIT intends to make monthly distributions in the estimated amount of $0.183 per REIT Unit.

        The portion of distributions by Granite REIT for 2014 which will be income for Canadian income tax purposes is estimated to be in the range of 75% to 85%. This estimate could change by the end of 2014. In light of its nominal anticipated earnings (if any), it is not expected that Granite GP will pay dividends in 2014.

Distributions of Granite REIT

        In 2013, Granite REIT declared eleven monthly distributions of $0.175 per Stapled Unit and one monthly distribution of $0.183 per Stapled Unit.

Dividends of Granite Co.

        In 2012, Granite Co. declared one quarterly dividend of U.S.$0.50 per common share and three quarterly dividends of Cdn.$0.50 per common share.

        In 2011, Granite Co. declared two quarterly dividends of U.S.$0.10 per Class A Subordinate Voting Share and Class B Share, one quarterly dividend of U.S.$0.10 per common share and one quarterly dividend of U.S.$0.50 per common share.

 MARKET FOR SECURITIES

Trading Price and Volume

        Granite's Stapled Units are listed for trading on the TSX under the symbol "GRT.UN" and on the NYSE under the symbol "GRP.U". The volume of trading and the high and low trading price of Granite's Stapled Units on the TSX for each month of the year ended December 31, 2013 are set forth in the following table:

	Stapled Units
TSX 2013	High ($)	Low ($)	Traded Volume
January	39.67	37.31	7,604,351
February	39.89	38.58	2,467,976
March	40.00	38.27	2,064,711
April	39.99	37.86	1,447,361
May	40.22	37.82	1,867,710
June	38.26	34.74	3,486,191
July	37.31	34.08	1,420,825
August	37.02	33.89	1,439,508
September	37.75	35.10	1,109,274
October	37.51	35.80	1,190,189
November	36.93	35.00	1,521,111
December	38.66	34.46	1,859,962

Source: TSX Market Data

Prior Sales

        On October 2, 2013, Granite LP issued the 2018 Debentures at a price of $100.00 per $100.00 principal amount of 2018 Debentures. See "Credit Facility and Indebtedness — Other Unsecured Indebtedness".

 TRUSTEES AND MANAGEMENT OF GRANITE REIT

        The following tables provide the name, province or state and country of residence, the position and office held with each of Granite REIT and Granite GP and the principal occupation (if not with Granite REIT or Granite GP) of each of Granite's trustees and officers and Granite GP's directors and officers, and the date since which such trustee/director has served on the board, or such individual was appointed as an officer, of the predecessor of Granite REIT and Granite GP, Granite Co.:

Name, Province/State and Country of Residence	Position and Office Held with each of Granite REIT and Granite GP (as applicable)	Present Principal Occupation (if not with Granite)	Trustee/Director/Officer Since
G. WESLEY VOORHEIS(1) Ontario, Canada	Trustee and Chairman Director and Chairman	Managing Director of VC & Co. Incorporated	June 30, 2011
MICHAEL BRODY(1)(2)(4) New Jersey, USA	Trustee Director	Consultant	June 30, 2011
PETER DEY(1)(2) Ontario, Canada	Trustee and Vice-Chairman Director and Vice-Chairman	Chairman of Paradigm Capital Inc.	June 30, 2011
BARRY GILBERTSON(2)(3)(4) Bath, Somerset, United Kingdom	Trustee Director	Real Estate Specialist Professional	June 30, 2011
THOMAS HESLIP Ontario, Canada	Trustee and Director Chief Executive Officer		December 1, 2011
GERALD MILLER(2)(3) British Columbia, Canada	Trustee Director	Corporate Director	June 30, 2011
SCOTT ORAN(1)(3)(4) Massachusetts, USA	Trustee Director	Managing Director of Dinosaur Capital Partners LLC	June 30, 2011
MICHAEL FORSAYETH Ontario, Canada	Chief Financial Officer		August 12, 2011
JENNIFER TINDALE Ontario, Canada	Executive Vice President, General Counsel and Secretary		June 30, 2011
JOHN DE ARAGON Ontario, Canada	Executive Vice President, Real Estate Investment		February 27, 2012
LORNE KUMER Ontario, Canada	Executive Vice President, Real Estate Portfolio and Asset Management		February 13, 2010
STEFAN WIERZBINSKI Vienna, Austria	Executive Vice President Europe		February 6, 2013

Notes:

(1)
Member of the Corporate Governance and Nominating Committee of Granite GP chaired by G. Wesley Voorheis

(2)
Member of the Compensation Committee of Granite GP chaired by Peter Dey

(3)
Member of the Audit Committee of each of Granite REIT and Granite GP, each chaired by Gerald Miller

(4)
Member of the Real Estate Investment Committee of Granite GP chaired by Barry Gilbertson.

        As at December 31, 2013, the trustees, directors and executive officers of Granite, as a group, beneficially owned, directly or indirectly, or exercised control or direction over 23,129 stapled units of Granite, representing less than one percent of the total number of Stapled Units outstanding before giving effect to the exercise of options or other convertible securities held by such trustees and officers.

        The term of office of each trustee and director expires at the time of Granite REIT's and Granite GP's Joint Annual General Meeting, which for 2014 is expected to be held on June 11, 2014. In the event that successors are not elected, the trustees and directors will remain in office until their successors are elected or appointed in accordance with applicable law and the constating documents of Granite REIT and Granite GP.

        Officers serve at the pleasure of the Board of Trustees of Granite REIT or Board of Directors of Granite GP, as applicable. Certain background concerning the current trustees, directors and officers of Granite REIT and Granite GP, including their principal occupations over the last five years, is summarized below.

G. Wesley Voorheis — Trustee and Chairman of Granite REIT; Director and Chairman of Granite GP

        Since 1995 Mr. Voorheis has been the Managing Director of VC & Co. Incorporated and a Partner of Voorheis & Co. LLP, which act as strategic and other advisors to institutional, private equity, and other shareholders with respect to their investments in Canadian public and private companies.

        Mr. Voorheis has been a director and Chairman of the Board of HudBay Minerals Inc. since March 2009 and a director of RONA inc. since January 2013. He was a director and member of the Audit Committee of Coventree Inc. from April 2008 to February 2012 and a director of Easyhome Ltd. from April 2010 to December 2011. Mr. Voorheis has acted as the Chief Executive Officer and a director of Hollinger Inc. and as the Chairman of the Board of YBM Magnex International Inc., following the reconstitutions of the boards of these companies. He has also served as Chairman of a number of special board committees and as a director of various other Canadian publicly traded companies.

        Prior to the establishment of VC & Co. Incorporated and Voorheis & Co. LLP in 1995, Mr. Voorheis was a partner at a major Toronto law firm.

Michael Brody — Trustee of Granite REIT; Director of Granite GP

        Mr. Brody has 30 years of experience in commercial real estate, evenly divided between the capital markets and property sectors. Mr. Brody is a senior advisor providing non-executive consulting services to The Blackstone Group L.P., a NYSE-listed company. From May 2008 to August 2011, Mr. Brody was the President and Chief Operating Officer of Loeb Partners Realty, LLC, a privately-held real estate company headquartered in New York. From July 2009 to December 2010, Mr. Brody served on the Board of Rock US Joint Ventures, a Lloyds Banking Group/HBOS-controlled entity. From 2002 to 2008, Mr. Brody served as a Managing Director and Head of CMBS Origination for Merrill Lynch & Co. Prior to that, Mr. Brody acted as Senior Vice President and Chief Credit Officer of GMAC Commercial Mortgage and a Managing Director for Nomura Securities in New York and San Francisco, where he was part of the commercial mortgage-backed securities team. Mr. Brody began his career as a leasing broker with Cushman & Wakefield and has acted as a Vice President of Asset Management for the Mack Company and as a Vice President of Goldfarb Properties.

        Mr. Brody received a Bachelor of Arts degree from Cornell University and a Masters in Business Administration in finance from Columbia University.

Peter Dey — Trustee and Vice Chairman of Granite REIT; Director and Vice-Chairman of Granite GP

        Mr. Dey has been the Chairman of Paradigm Capital Inc., an investment dealer, since November 2005. Until February 2012, he had been a director of Coventree Inc. since April 2008. He has been a director of Goldcorp Inc. since June 2006, a director of Enablence Technologies Inc. from October 2011 to October 2013, and a director of Caracal Energy Inc. since March 2013. Mr. Dey was a Partner of the Toronto law firm Osler, Hoskin & Harcourt LLP, where he specialized in corporate board issues and mergers and acquisitions, from 2001 to 2005, and prior to that from 1985 to 1994 and from 1973 to 1983. From 1994 to 2001, Mr. Dey was Chairman of Morgan Stanley Canada Limited, where he helped develop the Canadian investment banking business and the overall strategic direction of Morgan Stanley in Canada. From 1993 to 1995, Mr. Dey chaired The Toronto Stock Exchange Committee on Corporate Governance in Canada that released the December 1994 report entitled "Where Were the Directors?", known as the Dey Report. Mr. Dey has also served as Chairman of the Ontario Securities Commission and was Canada's representative to the OECD Task Force that developed the OECD Principles of Corporate Governance released in May of 1999.

        Mr. Dey is Chairman of the Private Sector Advisory Group of the Global Corporate Governance Forum, established by the World Bank and the Organization for Economic Cooperation and Development. He is also a director of the Massachusetts Museum of Contemporary Art.

        Mr. Dey attended Queen's University, where he earned his Bachelor of Science in 1963 and Dalhousie University, where he earned his Bachelor of Laws degree in 1966. He received his Master of Laws degree from Harvard University in 1967.

Barry Gilbertson — Trustee of Granite REIT; Director of Granite GP

        Mr. Gilbertson is a real estate specialist professional who has been Managing Director of Tigger Limited, trading as Barry Gilbertson Consultancy, since August 2010. He has been a director of RONA inc. since January 2013. Until March 2012, he served as a non-executive consultant at Knight Frank LLP, the international real estate advisory firm, and he was a partner at PricewaterhouseCoopers LLP ("PwC") from 1996 until 2011, where he focussed on business recovery, turnaround and corporate finance projects from international multi-bank work to single lender work in the United Kingdom. At PwC, Mr. Gilbertson led the work-out of the U.S.$8 billion real estate investment portfolio owned (as well as the corporate property occupied in the United Kingdom and Europe) by Lehman Brothers (In Administration), together with other significant turnaround projects, such as Rock, a real estate group in New York. Mr. Gilbertson has led or worked on projects, or spoken at conferences, in 34 countries.

        Mr. Gilbertson was global President of The Royal Institution of Chartered Surveyors (RICS) (from 2004 to 2005), a member of The Bank of England Property Forum (from 2003 to 2010), the founder Chairman of NARA (the Non-Administrative Receivers Association), the co-founder Vice Chair of WAVO (the World Association of Valuation Organisations), the Chair of Valuation for the United Nations Real Estate Advisory Group (as an individual member of UN REAG from 2000 to 2005), and has been a Counselor of Real Estate (CRE) since 1998. Mr. Gilbertson has been Visiting Professor at The University of Northumbria at Newcastle, United Kingdom (since 2003), a Visiting Lecturer at 17 other universities in China, Germany, Kenya, the United Kingdom and the United States, and has in excess of 100 published articles to his name.

        Mr. Gilbertson has served as a Trustee and Board Director at the College of Estate Management since 2004, is a Founding Fellow of the Institute of Continuing Professional Development, a Freeman of the City of London, United Kingdom and holds Honorary Membership designations from four professional bodies — in South Africa, in Romania and in the United Kingdom.

Gerald Miller — Trustee of Granite REIT; Director of Granite GP

        Mr. Miller was Executive Vice President, Finance and Chief Financial Officer of West Fraser Timber Co. Ltd. ("West Fraser") from January 2009 until his retirement in July 2011. Mr. Miller has been a director of West Fraser since April 2012. From February 2007 to December 2008, Mr. Miller's principal occupation was Executive Vice President, Operations of West Fraser. Prior to that, since 1986, Mr. Miller held several other senior finance, administration and operations offices at West Fraser, including Vice-President, Corporate Controller; Vice-President, Administration; and Executive Vice-President, Pulp and Paper.

        Mr. Miller is an experienced CPA, CA and has been a member of the Chartered Professional Accountants of British Columbia and the Chartered Professional Accountants of Canada for over 30 years. Prior to joining West Fraser in 1986, he was a Senior Audit and Tax Manager with one of the major Canadian Chartered Professional Accounting firms.

        Mr. Miller holds a Bachelor of Commerce degree from the University of British Columbia.

Scott Oran — Trustee of Granite REIT; Director of Granite GP

        Mr. Oran has been Managing Director of Dinosaur Capital Partners LLC, a real estate investment and advisory firm, since November 2009. Mr. Oran was a member of Gordon Brothers Group, an advisory and financial services company, from May 2009 to November 2009. From November 2003 until January 2009, Mr. Oran served as Executive Director of Morgan Stanley, where he was responsible for its real estate investing activities in New England and the mid-Atlantic United States.

        Mr. Oran has 25 years of experience in the real estate industry. Earlier in his career, Mr. Oran was Partner and Regional Director of TA Associates Realty and Vice President of Fleet Bank in Boston. Mr. Oran has also acted as Director of Acquisitions for Unihab, a real estate developer. He began his career at Booz, Allen & Hamilton, a management consulting firm.

        Mr. Oran graduated from Princeton University with a Bachelor of Science in Engineering degree in civil engineering and received his Masters in Business Administration from Harvard Business School.

Thomas Heslip — Trustee and Chief Executive Officer of Granite REIT; Director and Chief Executive Officer of Granite GP

        Mr. Heslip has been our CEO since December 1, 2011 and has had a 30-year career covering commercial property development, investment, management and operations in Canada, the United States, Asia and Europe. Mr. Heslip was most recently with GWL Realty Advisors in Toronto and prior to that served as President and CEO of Realex Properties Corporation until Realex's sale to Dundee Real Estate Investment Trust in February 2011. He has previously held senior management positions with Goldman Sachs, CIBC Development Corp. and Cadillac Fairview Limited. For 12 years Mr. Heslip was an adjunct professor at McMaster University and the University of Toronto.

        Mr. Heslip holds a Masters of Arts degree in Economics and Public Administration and a Bachelor of Arts degree in Economics and Business Administration from the University of Guelph.

Michael Forsayeth — Chief Financial Officer of Granite REIT; Chief Financial Officer of Granite GP

        Mr. Forsayeth has been our Chief Financial Officer since August 12, 2011. From June 2007 to July 2011, Mr. Forsayeth was Chief Financial Officer of Intrawest. Over the course of his 30 plus-year career, Mr. Forsayeth has held senior executive financial and operating positions in several public and private Canadian companies, including Cara Operations Ltd, Laidlaw Inc., Derlan Industries Limited and Bank of Montreal. Mr. Forsayeth is a CPA, CA and also spent nine years with Coopers & Lybrand (now PricewaterhouseCoopers) in various areas including the audit practice, the insolvency group, as well as a secondment in their London, England office.

        Mr. Forsayeth graduated from Queen's University in Kingston, Ontario with an Honours Bachelor of Commerce degree.

Jennifer Tindale — Executive Vice-President, General Counsel and Secretary of Granite REIT; Executive Vice-President, General Counsel and Secretary of Granite GP

        Ms. Tindale is our Executive Vice-President, General Counsel and Secretary and has been an officer of Granite since June 30, 2011. Prior to that Ms. Tindale was most recently Vice President, Associate General Counsel & Corporate Secretary at Biovail Corporation ("Biovail"). In this role, Ms. Tindale managed the company's legal matters and was a member of its executive management team. Over her four years at Biovail, Ms. Tindale provided leadership on numerous corporate acquisitions, licensing transactions, two proxy contests and a merger transaction.

        Prior to joining Biovail in 2006, Ms. Tindale was a partner at Blake, Cassels & Graydon LLP, practicing corporate securities law in the Toronto office.

        Ms. Tindale holds a Bachelor of Arts and a Bachelor of Laws from the University of Western Ontario.

John De Aragon — Executive Vice-President, Real Estate Investment of Granite REIT; Executive Vice-President, Real Estate Investment of Granite GP

        Mr. De Aragon oversees Granite's investment activities (acquisitions and dispositions) in connection with its real estate diversification strategy. As a member of our senior management team, he is also directly involved in the overall integration and alignment of our diversified investments with the activities (expansions, lease strategies, acquisitions and dispositions) of our existing and future Magna-tenanted properties.

        Mr. De Aragon has over 23 years of experience in the real estate industry, covering all aspects from finance and accounting to acquisitions, mergers and asset management. His experience covers a wide variety of real estate sectors (retail, office and industrial), markets, investors and operating companies. He has held senior positions in real estate and investment in Canada and worldwide. These include having been Managing Director of a New York private equity firm (responsible for real estate portfolios in Canada, the U.S. and Europe) from 2005 to 2009, Vice President of Bentall Kennedy and Senior Director Investment and Development at CIBC Development Corp.

        Mr. De Aragon graduated from the University of Guelph with a Bachelor of Arts in Management Economics.

Lorne Kumer — Executive Vice-President, Real Estate Portfolio and Asset Management of Granite REIT; Executive Vice-President, Real Estate Portfolio and Asset Management of Granite GP

        Mr. Kumer oversees all aspects of Granite's North American portfolio and asset management activities. These include asset strategies and business plans, property operations activities, leasing and expansions for both the Granite's Magna-tenanted properties as well as the Granite's diversified portfolio.

        Mr. Kumer also plays a key role in providing direction and support to the overall investment activities (acquisitions and dispositions) of Granite. As a member of our senior management team, he is a key leader in the overall integration and alignment of our existing and future Magna-tenanted portfolio and our diversified real estate strategy and portfolio.

        Mr. Kumer has over 22 years of experience in the real estate industry working for both public and private development companies. His experience includes acquisitions, due diligence, leasing, land use and development approvals, sales and construction. For the past 10 years, Mr. Kumer has worked for Granite in various roles including the management of the Granite's significant land development portfolio and leasing within the income-producing properties portfolio. Prior to Granite, Mr. Kumer held senior positions in the real estate industry including Vice President at C. Hunter Real Estate Corporation in Toronto and Vice President with Peregrine Hunter Properties Ltd.

        Mr. Kumer hold a Bachelor of Arts (Honours), business administration, from the Richard Ivy School of Business at the University of Western Ontario.

Stefan Wierzbinski — Executive Vice President Europe of Granite REIT; Executive Vice President Europe of Granite GP

        Mr. Stefan Wierzbinski is our Executive Vice President Europe. Mr. Wierzbinski is responsible for acquisition, development, leasing and management of Granite's industrial real estate portfolio in Europe. He joined Granite in 2001.

        From 1997 to 2001, Mr. Wierzbinski worked with Arthur Andersen in Vienna, Austria as tax consultant and auditor in several industries including construction and real estate.

        Mr. Wierzbinski holds an M.B.A. from the University of Business Administration in Vienna, Austria.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

        To the knowledge of Granite, except as set out below, no trustee, director or executive officer of Granite:

  (a)
  is, or within ten years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including Granite REIT or Granite GP) that was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days:

  (i)
  that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

    (ii)
    that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

        To the knowledge of Granite, except as set out below, no trustee, director or executive officer of Granite or a unitholder or shareholder holding a sufficient number of securities to affect materially the control of Granite REIT or Granite GP, respectively:

  (b)
  is, as at the date of this AIF or within ten years before the date of the AIF has been, a director or executive officer of any company (including Granite REIT or Granite GP) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

  (c)
  has, within 10 years prior to the date of this AIF, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder; or

  (d)
  been subject to:

  (i)
  any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

  (ii)
  any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

        From on or about July 1, 2009 to December 31, 2010, Mr. Brody was a director of Rock U.S. Holdings Inc. and its subsidiary entities. During that period, two single-asset subsidiary entities, Rock New York (183 Madison Avenue) LLC and Rock New York (100-104 Fifth Avenue) LLC voluntarily filed for bankruptcy protection under U.S. bankruptcy legislation in the U.S. Bankruptcy Court of Delaware. The properties were sold through court-approved pre-petition auction process.

        From on or about September 18, 2003 until June 24, 2004, Mr. Voorheis was a director of Atlas Cold Storage Holdings Inc. ("Atlas"), the entity through which Atlas Cold Storage Income Trust ("Atlas Income Trust") carried on its business. From on or about January 2004 to June 2004, Mr. Dey was a director of Atlas and a trustee of Atlas Income Trust. The Ontario Securities Commission (the "OSC") issued a management cease trade order relating to any trading in securities of Atlas Income Trust as a result of Atlas Income Trust not having filed its 2003 third quarter financial statements by the required deadline. The order was made against the trustees of Atlas Income Trust, certain members of the board of directors of Atlas and certain officers and former officers of Atlas. The cease trade order related to conduct that occurred before Mr. Dey became a trustee of Atlas Income Trust and Mr. Voorheis and Mr. Dey became members of the board of directors of Atlas. The cease trade order remained in effect until May 11, 2004, following the remediation of the filing default.

        Mr. Voorheis was a director of Hollinger Inc. ("Hollinger") from May 2006 to June 2008 and its chief executive officer from April 2007 to June 2008. Mr. Voorheis agreed to join the Hollinger board at the request of a shareholder to deal with certain management misconduct. Prior to Mr. Voorheis' involvement in Hollinger (on May 18, 2004), the OSC issued a temporary cease trade order that prohibited certain directors, officers and insiders of Hollinger from trading in securities of Hollinger, subject to certain exceptions, as a result of Hollinger's failure to file financial statements on a timely basis as required under Ontario securities laws. On June 1, 2004, the OSC issued a management cease trade order (the "MCTO") (later varied on March 8, 2005, August 10, 2005 and April 28, 2006). The April 28, 2006 variation added the then current directors and officers of Hollinger to the list of persons subject to the MCTO. The MCTO was later revoked on April 10, 2007 by an OSC order, after remediation by Hollinger of its historical continuous disclosure record on March 7, 2007. Related cease trade orders were also issued by securities regulatory authorities in British Columbia on May 31,

2004 and Alberta on June 10, 2004 but were revoked, or expired, following the revocation of the MCTO by the OSC.

        On August 1, 2007, Hollinger obtained an initial order for creditor protection from the court under the Companies' Creditors Arrangement Act (Canada) and made a concurrent application for a companion order under Chapter 15 of the United States Bankruptcy Code. These proceedings included Hollinger and its wholly-owned subsidiaries, Sugra Limited and 4322525 Canada Inc. The initial order and the U.S. proceedings provided for an initial stay period of 30 days, and were subsequently extended. On May 26, 2008, the Court approved an agreement (announced by Hollinger on May 14, 2008) between Hollinger and its two principal creditors addressing matters in dispute among those parties and which stated that Mr. Voorheis would be resigning as an officer and director of Hollinger. On June 17, 2008, Mr. Voorheis resigned as a director and officer of Hollinger. Hollinger's Series II preference shares and the common shares are subject to a cease trader order issued by the OSC on July 23, 2008. Hollinger has stated that the cease trade order was issued as a result of Hollinger's determination, in the interests of reducing its costs for the benefit of its stakeholders, not to prepare and file annual audited financial statements and other annual disclosure documents in respect of Hollinger's financial year ended March 31, 2008. Consequently, following June 30, 2008, Hollinger has been in default of its continuous disclosure filing requirements under Canadian securities laws.

        Mr. Voorheis was a director of Sun Times Media Group, Inc. ("Sun Times") from August 2007 to June 2008. Mr. Voorheis agreed to join the Sun Times board at the request of a Hollinger shareholder to deal with certain management misconduct. On March 31, 2009, Sun Times and its domestic subsidiaries filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code.

        Mr. Voorheis and Mr. Dey were appointed directors of Coventree Inc. ("Coventree") in April 2008. On December 7, 2009, the OSC commenced proceedings against Coventree and certain of its officers in connection to events which occurred prior to Mr. Voorheis and Mr. Dey's involvement with Coventree. The proceedings relate to whether Coventree complied with its disclosure obligations in its prospectus relating to the initial public offering of its shares, and its timely disclosure obligations in 2007 prior to the market for certain asset-backed commercial paper freezing up on August 13, 2007 (collectively "Coventree Proceedings"). On November 8, 2011, the OSC issued orders in connection with the Coventree Proceedings which included an order that until its winding up is completed, trading in any securities by Coventree cease and that any Ontario securities law exemptions not apply to Coventree, provided that this order will not prevent the winding up of Coventree or trades in securities reasonably related to that winding up. Coventree appealed the OSC order at the Ontario Divisional Court in late 2012. On March 19, 2013, the decision of the OSC was upheld by the Ontario Divisional Court. On September 17, 2013, leave to appeal to the Court of Appeal for Ontario was denied.

        On June 30, 2010, the shareholders of Coventree approved a special resolution authorizing the winding up of Coventree and the distribution of its remaining assets, if any, to shareholders pursuant to the plan of liquidation and distribution. The Liquidation Plan commenced on February 15, 2012, when a liquidator was appointed for the purposes of winding up the Coventree's affairs and Mr. Voorheis and Mr. Dey resigned as directors, and Mr. Voorheis became an inspector of the company's liquidation on that date.

AUDIT COMMITTEE

Composition of the Audit Committee

        Each of Granite REIT and Granite GP has a separately designated standing audit committee (each an "Audit Committee") composed of Messrs. Miller (Chairman), Gilbertson and Oran, each of whom has been determined by the Board of Trustees, in the case of Granite REIT, or the Board of Directors, in the case of Granite GP, to be "independent" and "financially literate", as such terms are defined in Multilateral Instrument 52-110 — Audit Committees and "independent" under the corporate governance standards of the NYSE applicable to audit committees. As well, Mr. Miller has been determined to be a "financial expert" within the meaning of the rules of the United States Securities and Exchange Commission (the "SEC") under the Sarbanes-Oxley Act of 2002. The education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as a member of each Audit Committee is set forth in their respective biographies above under the heading "Management of Granite REIT".

Pre-Approval Policies and Procedures

        Each Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the external auditor, Deloitte LLP for fiscal 2013. Each Audit Committee has established a policy to pre-approve all audit and permitted non-audit services provided to us by the external auditor, as well as the related fees to be paid to the external auditor.

        Under such policy, the respective Audit Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to Granite REIT or Granite GP, as the case may be, in accordance with applicable law, the rules and regulations of the NYSE, and policies and procedures approved by the Board of Trustees or Board of Directors, as applicable. Each Audit Committee may delegate pre-approval authority to any of its members. The decisions of any member of an Audit Committees to whom this authority has been delegated must be presented to the full committee at its next scheduled committee meeting.

Audit Committee's Charter

        The charter of the Audit Committee of Granite REIT is attached as Appendix A to this Annual Information Form. The charter of the Audit Committee of Granite GP is attached as Appendix B to this Annual Information Form. Each charter is also available at www.granitereit.com.

Audit Fees

        The following table sets forth the fees billed to Granite by Deloitte LLP and its affiliates for professional services rendered for the fiscal year ended December 31, 2013. Prior to January 1, 2013, Ernst & Young LLP billed fees to Granite Co. for the fiscal years ended December 31, 2012.

Fees	2013	2012
Audit Fees(1)	$828,400	$929,990
Audit-Related Fees(2)	$150,000	$310,040
Tax Fees(3)	$—	$336,738
All Other Fees(4)	$2,300	$6,125

Total	$980,700	$1,582,893

Notes:

(1)
Audit Fees consist of fees billed for the annual audit and quarterly review of our combined or consolidated financial statements and services that are normally provided in connection with our statutory and regulatory filings, including the auditor attestation requirements of the Sarbanes-Oxley Act.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not included in category (1) above. They include consultations concerning financial accounting and reporting standards, audit of subsidiary financial statements, review of security controls and operational effectiveness of systems.

(3)
Tax Fees include fees billed for tax compliance, tax advice and tax planning services, including the preparation and review of tax returns.

(4)
All Other Fees capture fees in respect of all services not falling under any of the foregoing categories.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

        Except as otherwise disclosed herein, no trustee, director or executive officer of Granite REIT or Granite GP, nor any person or company that beneficially owns, or controls or directs, directly or indirectly, more than 10 percent of any class or series of Granite REIT's or Granite GP's voting securities, or an associate or affiliate thereof, has any material interests, directly or indirectly in any transaction within the three most recently completed financial years or during the current financial year that has materially affected or is reasonably expected to materially affect Granite REIT or Granite GP.

        In 2011, Granite agreed to pay reasonable legal and advisory fees of certain Class A Shareholders incurred in connection with the 2011 Arrangement, which closed on June 30, 2011. In this respect, a $2.1 million payment was made to a company owned by Mr. G. Wesley Voorheis, who became Chairman of the board of directors of Granite Co. following the completion of the 2011 Arrangement, for legal and advisory services relating to the 2011 Arrangement.

AUDITORS, REGISTRAR AND TRANSFER AGENT

        The auditors of Granite REIT and Granite GP are Deloitte LLP, located at Brookfield Place, Suite 1400, 181 Bay Street, Toronto, Ontario, M5J 2V1. The registrar and transfer agent of Stapled Units is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario. The co-transfer agent and co-registrar of Stapled Units in the United States is Computershare Trust Company, N.A. at its offices in Golden, Colorado.

        Deloitte LLP is independent of Granite REIT and Granite GP within the meaning of the Rules of Professional Conduct of CPA Ontario and the rules and Standards of the Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

LEGAL PROCEEDINGS

        Granite is party to various legal actions and claims arising in the ordinary course of its business, such as litigation with contractors, suppliers, governmental authorities, sellers and purchasers. We believe that none of these actions or claims, either individually or in combination, has had or, in the case of current actions and claims, will have, a material adverse effect on our financial condition or results of operations.

The Maryland Jockey Club Complaint

        Under the terms of the 2011 Arrangement, Granite received an indemnity from the Stronach Shareholder and certain related parties against all losses suffered by Granite in relation to claims pertaining to Granite's former racing and gaming business for the period prior to, on and after the effective date of the transfer of June 30, 2011. Accordingly, Granite provided the Stronach Shareholder with the required disclosure notice under that indemnity referencing the racing and gaming-related litigation described below. Granite retained independent counsel to monitor this litigation on its behalf.

        On February 15, 2011, Power Plant Entertainment Casino Resorts Indiana, LLC, PPE Casino Resorts Maryland, LLC and The Cordish Company (the "Plaintiffs") sued, among other defendants, certain subsidiary entities and joint ventures of Granite Co., including The Maryland Jockey Club and certain of its subsidiaries (collectively, the "MJC Entities"), as well as Granite Co.'s former Chairman and Chief Executive Officer, Mr. Frank Stronach, in the Circuit Court for Baltimore City in Baltimore, Maryland. The claims asserted in the Plaintiffs' complaint against Granite Co., the MJC Entities and Mr. Stronach (the "Complaint") are alleged to have arisen from events that occurred in Maryland in connection with the referendum conducted in November 2010 concerning the award of a gaming license to one of the Plaintiffs to conduct alternative gaming at the Arundel Mills Mall. The Complaint asserted a number of claims against all defendants including, among other allegations, that Granite Co. and Mr. Stronach, along with other defendants, engaged in actions to defame the Plaintiffs by distributing allegedly false information concerning the Plaintiffs and their operations of a gaming facility in Indiana, Indianapolis Downs, LLC operating as Indiana Live. Plaintiffs' claims against Granite Co., the MJC Entities and Mr. Stronach were for alleged civil conspiracy, false light, invasion of privacy and defamation. The Complaint sought an award of damages against all defendants in the amount of U.S.$300 million in compensatory damages and U.S.$300 million in punitive damages.

        Effective January 8, 2014, Granite entered into a Confidential Settlement Agreement and Mutual Release (the "Settlement") that resolved all claims and potential claims by the Plaintiffs. In accordance with the above-referenced indemnity, the Settlement did not require any payment from Granite.

 MATERIAL CONTRACTS

Agreements in Connection with the 2011 Arrangement

        In connection with the 2011 Arrangement, Granite Co., the Stronach Shareholder and the Stronach Trust entered into an Arrangement Agreement on January 31, 2011. Under the Arrangement Agreement, the parties agreed to effect certain transactions in connection with the implementation of the Arrangement. The Arrangement Agreement contains covenants, representations and warranties of and from each of Granite, the Stronach Shareholder and the Stronach Trust and various conditions precedent, both mutual and with respect to each party. Concurrently with the entering into of the Arrangement Agreement, each of Granite Co., the Stronach Shareholder, the Stronach Trust and the Initiating Shareholders entered into the Agreement with Initiating Shareholders. The Agreement with the Initiating Shareholders, among other things, provides the Initiating Shareholders with the ability to compel Granite, the Stronach Shareholder and the Stronach Trust to comply with certain obligations under the Arrangement Agreement. Each of the Arrangement Agreement and the Agreement with Initiating Shareholders are described in detail in the Management Information Circular of Granite Co. dated February 22, 2011 and such descriptions are hereby incorporated by reference herein. Copies of the Arrangement Agreement and the Agreement with Initiating Shareholders are available on SEDAR at www.sedar.com.

        Immediately prior to the implementation of the 2011 Arrangement, a transfer agreement between Granite Co., the Stronach Shareholder, certain subsidiaries of the Stronach Shareholder and the Stronach Trust (the "Transfer Agreement") providing for the transfer to that purchaser of certain assumed liabilities relating to the Assets, substantially in the form attached as Schedule C to the Arrangement Agreement was declared effective. In addition, also prior to the implementation of the 2011 Arrangement, Granite Co. entered into a forbearance agreement pursuant to which Granite became restricted from entering into the horseracing or gaming business, making any debt or equity investment in, or otherwise giving financial assistance to, any entity primarily engaged in the horseracing or gaming business or entering into any transactions with, or providing any services or personnel to, any entity primarily engaged in the horseracing or gaming business, substantially in the form attached as Schedule D to the Arrangement Agreement. Each of the Transfer Agreement and the Forbearance Agreement are described in the Management Information Circular of Granite Co. dated February 22, 2011 and such descriptions are hereby incorporated by reference herein. Copies of the forms of Transfer Agreement and Forbearance Agreement are available on SEDAR at www.sedar.com.

Other Material Contracts

        The following additional material contracts have been entered into by Granite and are still in effect:

  (a)
  the 2004 Indenture (as more fully described under "Credit Facility and Indebtedness — Other Unsecured Indebtedness");

  (b)
  the Supplemental Indenture (as more fully described under "Credit Facility and Indebtedness — Other Unsecured Indebtedness");

  (c)
  the 2013 Indenture (as more fully described under "Credit Facility and Indebtedness — Other Unsecured Indebtedness"); and

  (d)
  the Support Agreement (as more fully described under "Description of Stapled Units — Support Agreement").

        Copies of the material contracts listed above may be found on SEDAR at www.sedar.com.

ADDITIONAL INFORMATION

        Additional information relating to Granite REIT and Granite GP may be found on SEDAR at www.sedar.com under their respective SEDAR profiles. Additional information, including trustees', directors' and executive officers' remuneration and indebtedness, principal holders of securities and securities authorized for issuance under the equity compensation plans will be contained in the joint Management Information Circular/Proxy Statement of Granite REIT and Granite GP for the annual general meetings of the unitholders of Granite REIT and shareholders of Granite GP expected to be held on June 11, 2014. Additional financial information is provided in the Audited Combined Financial Statements and related Management's Discussion and Analysis for the year ended December 31, 2013 of Granite.

 APPENDIX A — GRANITE REIT AUDIT COMMITTEE CHARTER

GRANITE REAL ESTATE INVESTMENT TRUST
AUDIT COMMITTEE CHARTER

As of May 8, 2013

I.     Purpose and Scope

        The audit committee (the "Committee") of Granite Real Estate Investment Trust (the "Trust") is a committee of the Board of Trustees (the "Board"). The Committee shall oversee the accounting and financial reporting processes of the Trust and the audits of the Trust's financial statements and exercise the responsibilities and duties set out in this Charter.

II.    Membership

1.     Number of Members

        The Committee shall be composed of three or more members of the Board.

2.     Independence

        Each member of the Committee must be independent in accordance with applicable law and the applicable rules and regulations of the Canadian Securities Administrators, the United States Securities and Exchange Commission, the New York Stock Exchange and any other regulator or authority having jurisdiction over the Trust from time to time (the "Applicable Requirements").

3.     Financial Literacy

        Each member of the Committee shall be financially literate and shall have such accounting or financial management expertise as is required to comply with the Applicable Requirements.

4.     Term

        The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

5.     Chair

        At the time of the annual appointment of the members of the Committee, the Board shall appoint a member of the Committee as Chair of the Committee.

III.  Duties and Responsibilities

        The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any Applicable Requirements.

1.     Financial Reports

  (a)   General

        The Committee is responsible for overseeing the Trust's financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Trust's financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Trust. The auditors are responsible for auditing the Trust's annual consolidated financial statements and for reviewing the Trust's unaudited interim financial statements.

  (b)   Review of Annual Financial Reports

        The Committee shall review the annual audited combined financial statements of the Trust and Granite REIT Inc., the external auditor's report thereon and the related management's discussion and analysis of financial condition and results of operation ("MD&A"). After completing its review, if advisable, the Committee shall recommend for Board approval such annual financial statements and the related MD&A.

  (c)   Review of Interim Financial Reports

        The Committee shall review the interim combined financial statements of the Trust and Granite REIT Inc., the external auditor's review report thereon and the related MD&A. After completing its review, if advisable, the Committee shall recommend for Board approval such interim financial statements and the related MD&A.

  (d)   Financial Statement Review Considerations

        In conducting its review of the annual financial statements or the interim financial statements, the Committee shall:

  (i)
  meet with management and the external auditor to discuss the financial statements and MD&A;

  (ii)
  review the disclosures in the financial statements;

  (iii)
  review the audit report or review report prepared by the external auditor;

  (iv)
  discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;

  (v)
  review the accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;

  (vi)
  review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under applicable accounting principles;

  (vii)
  review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;

  (viii)
  review management's report on the effectiveness of internal controls over financial reporting;

  (ix)
  review the factors identified by management as factors that may affect future financial results;

  (x)
  review responses received under the Trust's Internal Reporting Procedures (as defined below); and

  (xi)
  review any other matters related to the Trust's financial statements that are brought forward by the auditors or management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

  (e)   Review of Other Financial Disclosures

        The Committee shall review and, if advisable, recommend for Board approval financial disclosure in a prospectus or other securities offering document of the Trust, press releases disclosing, or based upon, financial results of the Trust and any other material financial disclosure in a document that is publicly disseminated.

  (f)    Review of Forward-Looking Information

        The Committee shall review and, if advisable, recommend for Board approval any material future-oriented financial information or financial outlook and endeavour to ensure that there is a reasonable basis for drawing any conclusions or making any forecasts and projections set out in such disclosures.

2.     Auditors

  (a)   General

        The Committee shall be responsible for oversight of the work of the auditors, including the external auditor's work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The external auditor will report directly to the Committee.

  (b)   Nomination and Compensation

        The Committee shall review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve all audit engagement terms and fees, including the external auditor's audit plan.

  (c)   Resolution of Disagreements

        The Committee shall resolve any disagreements between management and the auditors as to financial reporting matters brought to its attention.

  (d)   Discussions with External Auditor

        The Committee shall periodically discuss with the external auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Committee.

  (e)   Audit Plan

        The Committee shall periodically review a summary of the external auditor's annual audit plan. The Committee shall consider and review with the external auditor any material changes to the scope of the plan.

  (f)    Independence of External Auditor

        Before the external auditor issues its report on the annual financial statements, the Committee shall obtain from the external auditor a formal written statement describing all relationships between the external auditor and the Trust; discuss with the external auditor any disclosed relationships or services that may affect the objectivity and independence of the external auditor; and obtain written confirmation from the external auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditor belongs and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the external auditor.

  (g)   Evaluation of Lead Partner

        The Committee shall periodically review the qualifications and performance of the lead partner(s) of the external auditor.

  (h)   Requirement for Pre-Approval of Non-Audit Services

        The Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to the Trust in accordance with Applicable Requirements and Board approved policies and procedures. The Committee may delegate pre-approval authority to any member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

  (i)    Approval of Hiring Policies

        The Committee shall review and approve the Trust's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Trust and the Committee shall be responsible for specified reporting and pre-approval functions thereunder.

3.     Internal Controls

  (a)   General

        The Committee shall review the Trust's system of internal controls.

  (b)   Establishment, Review and Approval

        The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure, and shall review, evaluate and approve these procedures. The Committee shall periodically consider and review with management and the auditors:

  (i)
  the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Trust's internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management's conclusions;

  (ii)
  any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Trust's periodic regulatory filings;

  (iii)
  any material issues raised by any inquiry or investigation by regulators;

  (iv)
  the Trust's fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Trust to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

  (v)
  any related significant issues and recommendations of the auditors together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

4.     Internal Audit Function

        The Committee shall periodically review and approve the internal audit function, including its plan, budget and resources. The Committee shall direct management to make changes it deems advisable in respect of the internal audit function.

5.     Internal Reporting Procedures

        The Committee shall establish procedures (the "Internal Reporting Procedures") for (a) the receipt, retention, and treatment of complaints received by the Trust regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Any such complaints or concerns that are received shall be reviewed by the Committee and, if the Committee determines that the matter requires further investigation, it will direct the Chair of the Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management and the General Counsel to reach a satisfactory conclusion. The Committee shall review investigations and any resolutions of complaints received and report to the Board thereon. The Committee shall be responsible for approving exceptions to the Internal Reporting Procedures.

6.     Risk Management

        The Committee shall be responsible for overseeing the identification and assessment of the principal risks to the operations of the Trust and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Trust and to the long-term viability of the Trust. In this regard, the Committee shall require management to report periodically to the Committee, and the Committee shall report periodically to the Board, on the principal risks faced by the Trust and the steps implemented by manage to management these risks.

7.     Compliance with Legal and Regulatory Requirements

        The Committee shall review reports from management members on: legal or compliance matters that may have a material impact on the Trust; the effectiveness of the Trust's compliance policies; and any material communications received from regulators. The Committee shall review management's evaluation of and representations relating to compliance with specific applicable law and guidance, and management's plans to remediate any deficiencies identified. The Committee shall be responsible for granting waivers to the Code of Conduct and Ethics of the Trust and Granite REIT Inc.

8.     Audit Committee Disclosure

        The Committee shall prepare, review and recommend for Board approval any audit committee disclosures required by Applicable Requirements in the Trust's disclosure documents.

9.     Financial Executives

        The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

10.   Charter Review

        The Committee shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with Applicable Requirements and recommend to the Board for its approval any modifications to this Charter as are considered appropriate.

IV.    Meetings

1.     Procedure

        The time and place of the meetings of the Committee, the calling of meetings of the Committee and the procedure at such meetings in all respects shall be determined by the Committee; provided, however, that a majority of the members of the Committee shall constitute a quorum.

2.     Reporting to the Board

        The Chair shall provide a report to the Board on material matters considered by the Committee.

3.     In Camera Sessions

        The Committee shall hold meetings, or portions of meetings, at which management is not present. The Committee shall also periodically meet separately with management, the internal auditors and the external auditors.

V.     Delegation

        The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this Charter as the Committee deems appropriate.

VI.   Outside Advisors

        The Committee shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors. The Trust shall provide appropriate funding, as determined by the Committee, for the services of these advisors.

 APPENDIX B — GRANITE GP AUDIT COMMITTEE CHARTER

GRANITE REIT INC.
AUDIT COMMITTEE CHARTER

As of May 8, 2013

I.     Purpose and Scope

        The audit committee (the "Committee") of Granite REIT Inc. (the "Company") is a committee of the Board of Directors (the "Board"). The Committee shall oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements and exercise the responsibilities and duties set out in this Charter.

II.    Membership

1.     Number of Members

        The Committee shall be composed of three or more members of the Board.

2.     Independence

        Each member of the Committee must be independent in accordance with applicable law and the applicable rules and regulations of the Canadian Securities Administrators, the United States Securities and Exchange Commission, the New York Stock Exchange and any other regulator or authority having jurisdiction over the Company from time to time (the "Applicable Requirements").

3.     Financial Literacy

        Each member of the Committee shall be financially literate and shall have such accounting or financial management expertise as is required to comply with the Applicable Requirements.

4.     Term

        The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

5.     Chair

        At the time of the annual appointment of the members of the Committee, the Board shall appoint a member of the Committee as Chair of the Committee.

III.  Duties and Responsibilities

        The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any Applicable Requirements.

1.     Financial Reports

  (a)   General

        The Committee is responsible for overseeing the Company's financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Company. The auditors are responsible for auditing the Company's annual consolidated financial statements and for reviewing the Company's unaudited interim financial statements.

  (b)   Review of Annual Financial Reports

        The Committee shall review the annual audited combined financial statements of the Company and Granite Real Estate Investment Trust, the external auditor's report thereon and the related management's discussion and analysis of financial condition and results of operation ("MD&A"). After completing its review, if advisable, the Committee shall recommend for Board approval such annual financial statements and the related MD&A.

  (c)   Review of Interim Financial Reports

        The Committee shall review the interim combined financial statements of the Company and Granite Real Estate Investment Trust, the external auditor's review report thereon and the related MD&A. After completing its review, if advisable, the Committee shall recommend for Board approval such interim financial statements and the related MD&A.

  (d)   Financial Statement Review Considerations

        In conducting its review of the annual financial statements or the interim financial statements, the Committee shall:

  (i)
  meet with management and the external auditor to discuss the financial statements and MD&A;

  (ii)
  review the disclosures in the financial statements;

  (iii)
  review the audit report or review report prepared by the external auditor;

  (iv)
  discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;

  (v)
  review the accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;

  (vi)
  review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under applicable accounting principles;

  (vii)
  review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;

  (viii)
  review management's report on the effectiveness of internal controls over financial reporting;

  (ix)
  review the factors identified by management as factors that may affect future financial results;

  (x)
  review responses received under the Company's Internal Reporting Procedures (as defined below); and

  (xi)
  review any other matters related to the Company's financial statements that are brought forward by the auditors or management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

  (e)   Review of Other Financial Disclosures

        The Committee shall review and, if advisable, recommend for Board approval financial disclosure in a prospectus or other securities offering document of the Company, press releases disclosing, or based upon, financial results of the Company and any other material financial disclosure in a document that is publicly disseminated.

  (f)    Review of Forward-Looking Information

        The Committee shall review and, if advisable, recommend for Board approval any material future-oriented financial information or financial outlook and endeavour to ensure that there is a reasonable basis for drawing any conclusions or making any forecasts and projections set out in such disclosures.

2.     Auditors

  (a)   General

        The Committee shall be responsible for oversight of the work of the auditors, including the external auditor's work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The external auditor will report directly to the Committee.

  (b)   Nomination and Compensation

        The Committee shall review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve all audit engagement terms and fees, including the external auditor's audit plan.

  (c)   Resolution of Disagreements

        The Committee shall resolve any disagreements between management and the auditors as to financial reporting matters brought to its attention.

  (d)   Discussions with External Auditor

        The Committee shall periodically discuss with the external auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Committee.

  (e)   Audit Plan

        The Committee shall periodically review a summary of the external auditor's annual audit plan. The Committee shall consider and review with the external auditor any material changes to the scope of the plan.

  (f)    Independence of External Auditor

        Before the external auditor issues its report on the annual financial statements, the Committee shall obtain from the external auditor a formal written statement describing all relationships between the external auditor and the Company; discuss with the external auditor any disclosed relationships or services that may affect the objectivity and independence of the external auditor; and obtain written confirmation from the external auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditor belongs and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the external auditor.

  (g)   Evaluation of Lead Partner

        The Committee shall periodically review the qualifications and performance of the lead partner(s) of the external auditor.

  (h)   Requirement for Pre-Approval of Non-Audit Services

        The Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to the Company in accordance with Applicable Requirements and Board approved policies and procedures. The Committee may delegate pre-approval authority to any member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

  (i)    Approval of Hiring Policies

        The Committee shall review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company and the Committee shall be responsible for specified reporting and pre-approval functions thereunder.

3.     Internal Controls

  (a)   General

        The Committee shall review the Company's system of internal controls.

  (b)   Establishment, Review and Approval

        The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure, and shall review, evaluate and approve these procedures. The Committee shall periodically consider and review with management and the auditors:

  (i)
  the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Company's internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management's conclusions;

  (ii)
  any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Company's periodic regulatory filings;

  (iii)
  any material issues raised by any inquiry or investigation by regulators;

  (iv)
  the Company's fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Company to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

  (v)
  any related significant issues and recommendations of the auditors together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

4.     Internal Audit Function

        The Committee shall periodically review and approve the internal audit function, including its plan, budget and resources. The Committee shall direct management to make changes it deems advisable in respect of the internal audit function.

5.     Internal Reporting Procedures

        The Committee shall establish procedures (the "Internal Reporting Procedures") for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Internal Reporting Procedures shall also be available for reports of breaches of the Code of Conduct and Ethics. Any such complaints or concerns that are received shall be reviewed by the Committee and, if the Committee determines that the matter requires further investigation, it will direct the Chair of the Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management and the General Counsel to reach a satisfactory conclusion. The Committee shall review investigations and any resolutions of complaints received and report to the Board thereon. The Committee shall be responsible for approving exceptions to the Internal Reporting Procedures.

6.     Risk Management

        The Committee shall be responsible for overseeing the identification and assessment of the principal risks to the operations of the Company and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Company and to the long-term viability of the Company. In this regard, the Committee shall require management to report periodically to the Committee, and the Committee shall report periodically to the Board, on the principal risks faced by the Company and the steps implemented by management to manage these risks.

7.     Compliance with Legal and Regulatory Requirements

        The Committee shall review reports from management members on: legal or compliance matters that may have a material impact on the Company; the effectiveness of the Company's compliance policies; and any material communications received from regulators. The Committee shall review management's evaluation of and representations relating to compliance with specific applicable law and guidance, and management's plans to remediate any deficiencies identified. The Committee shall be responsible for granting waivers to the Code of Conduct and Ethics of the Company and Granite Real Estate Investment Trust.

8.     Audit Committee Disclosure

        The Committee shall prepare, review and recommend for Board approval any audit committee disclosures required by Applicable Requirements in the Company's disclosure documents.

9.     Financial Executives

        The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

10.   Charter Review

        The Committee shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with Applicable Requirements and recommend to the Board for its approval any modifications to this Charter as are considered appropriate.

IV.    Meetings

1.     Procedure

        The time and place of the meetings of the Committee, the calling of meetings of the Committee and the procedure at such meetings in all respects shall be determined by the Committee; provided, however, that a majority of the members of the Committee shall constitute a quorum.

2.     Reporting to the Board

        The Chair shall provide a report to the Board on material matters considered by the Committee.

3.     In Camera Sessions

        The Committee shall hold meetings, or portions of meetings, at which management is not present. The Committee shall also periodically meet separately with management, the internal auditors and the external auditors.

V.     Delegation

        The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this Charter as the Committee deems appropriate.

VI.   Outside Advisors

        The Committee shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors. The Company shall provide appropriate funding, as determined by the Committee, for the services of these advisors.

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  EXHIBIT 1
TABLE OF CONTENTS
GENERAL MATTERS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
GRANITE — CORPORATE STRUCTURE
GENERAL DEVELOPMENT OF THE BUSINESS
BUSINESS OVERVIEW
INVESTMENT GUIDELINES AND OPERATING POLICIES OF GRANITE REIT
RISK FACTORS
DESCRIPTION OF STAPLED UNITS
DECLARATION OF TRUST AND DESCRIPTION OF REIT UNITS
GRANITE GP CAPITAL STRUCTURE
CREDIT FACILITY AND INDEBTEDNESS
DISTRIBUTION AND DIVIDEND POLICY
MARKET FOR SECURITIES
TRUSTEES AND MANAGEMENT OF GRANITE REIT
AUDIT COMMITTEE
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS
AUDITORS, REGISTRAR AND TRANSFER AGENT
LEGAL PROCEEDINGS
MATERIAL CONTRACTS
ADDITIONAL INFORMATION
APPENDIX A — GRANITE REIT AUDIT COMMITTEE CHARTER GRANITE REAL ESTATE INVESTMENT TRUST AUDIT COMMITTEE CHARTER
APPENDIX B — GRANITE GP AUDIT COMMITTEE CHARTER GRANITE REIT INC. AUDIT COMMITTEE CHARTER